Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

NONEXCLUSIVE LICENSE AND DEVELOPMENT AGREEMENT

by and between GRITSTONE ONCOLOGY, INC.

on the one hand, and

GENEVANT SCIENCES GMBH

on the other hand

Dated as of January 15, 2021

NONEXCLUSIVE LICENSE AGREEMENT

This NONEXCLUSIVE LICENSE AND DEVELOPMENT AGREEMENT (this

“Agreement”) is entered into as of January 15, 2021 (the “Effective Date”), by and between (a) Gritstone Oncology, Inc., a Delaware corporation having a place of business at 5959 Horton Street, Suite 300, Emeryville, California 94608, USA (“Gritstone”), on the one hand, and (b) Genevant Sciences GmbH, a limited liability company organized and existing under the laws of Switzerland, having an address of Viaduktstrasse 8, 4051 Basel, Switzerland (“Genevant”), on the other hand. Capitalized terms when used in this Agreement have the meanings set forth in Article I.

WHEREAS Genevant has expertise and intellectual property relating to, among other things, LNP (as defined below) formulations for delivery of nucleic acid (such as ribonucleic acid) and methods for manufacturing LNPs;

WHEREAS Gritstone has expertise and intellectual property relating to developing pharmaceutical products and methods based on the (i) identification and selection of disease- associated antigens to induce T cells or B cells by vaccination, (ii) therapeutic vaccine platforms including [***] (as defined below) and [***] (as defined below), (iii) research and GMP (as defined below) biomanufacturing capabilities and (iv) related technology;

WHEREAS Gritstone wishes to apply Genevant’s intellectual property to Develop and Commercialize Licensed Products in the Field in the Territory (each such term as defined below); and

WHEREAS Genevant desires to grant Gritstone certain nonexclusive (sub)licenses to its intellectual property upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Gritstone and Genevant enter into this Agreement effective as of the Effective Date:

ARTICLE I – DEFINITIONS

1.1
General. When used in this Agreement, each of the following terms, whether used in the singular or plural, shall have the meanings set forth in this Article I.

“Affiliate” means, with respect to: (a) a Person (other than Genevant), any corporation, company, partnership, joint venture or firm that controls, is controlled by, or is under common control with such Person; or (b) Genevant, each of Genevant Sciences Ltd. And each of its direct and indirect wholly owned subsidiaries. For purposes of the foregoing sentence, “control” means

(a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, or (b) in the case of noncorporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such noncorporate entities.

“Agreement” has the meaning set forth in the introductory paragraph.

“Agreement Activities” has the meaning set forth in Section 6.1(a)(iv).

“Alliance Manager” has the meaning set forth in Section 3.1(f).

“Applicable Laws” means all applicable laws, statutes, rules, regulations, guidelines, guidances, ordinances, orders, decrees, writs, judicial or administrative decisions and the like of any nation or government, any state or other political subdivision thereof, any entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government (including any Governmental Authority), any tribunal or arbitrator of competent jurisdiction, and any trade organization whose regulations have the force of law.

“Boost” means a vaccine administered subsequent to administration of Prime vaccine. “Business Day” means any day that is not a Saturday, a Sunday, or other day that is a public holiday in Basel, Switzerland, a provincial or national holiday in Vancouver, British Columbia, or a state or federal holiday in the State of New York.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

“Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31.

“[***]” means [***].

“Challenge” has the meaning set forth in Section 9.6.

“Challenge Notice” has the meaning set forth in Section 9.6.

“Change of Control” means, with respect to: (a) Gritstone, the occurrence of any of the following: (i) Gritstone consummates a merger, consolidation, stock sale or other similar transaction or series of transactions with anotherPerson pursuant to which: (A) the individuals and entities that were the beneficial owners of the outstanding voting securities of Gritstone immediately prior to such transaction do not beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or similar governing persons of the corporation or other entity resulting from such transaction(“Successor”) in substantially the same proportions as their ownership immediately prior to such transaction of such outstanding voting securities, or (B) less than fifty percent (50%) of the members of the Board of Directors or similar governing body of the Successor were members of the Board of Directors of Gritstone at the time of the execution of the initial agreement for such transaction; provided, however, that a stock sale to underwriters of a public offering of Gritstone’s capital stock shall not constitute a Change of Control; or (ii) Gritstone enters into a sale or transfer of all or substantially all of its assets relating to this Agreement, other than to a Person that is an Affiliate of Gritstone prior to such transaction or series of transactions; and (b) Genevant, the occurrence of any of the following: (i) Genevant Parent consummates a merger, consolidation, stock sale or other similar transaction or series of transactions with another Person pursuant to which: (A) the individuals and entities that were the beneficial owners of the outstanding voting securities of Genevant Parent immediately prior to such transaction do not beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or similar governing persons of the Successor in substantially the same proportions as their ownership immediately prior to such transaction of such outstanding voting securities, or (B) less than fifty percent (50%) of themembers of the Board of Directors or similar governing body of the Successor were members of the Board of Directors of Genevant Parent at the time of the execution of the initial agreement for such transaction; provided, however, that in no event shall the issuance of equity (or securities exchangeable or exercisable for or convertible into equity) ofGenevant Parent constitute a Change of Control; or (ii) Genevant enters into a sale or transfer of all or substantially allof its assets relating to this Agreement, other than to a Person that is an Affiliate of Genevant prior to such transaction or series of transactions.

“CMC” means chemistry, manufacturing, and controls, or Pharmaceutical Quality/CMC, as such terms are defined by the regulations of the applicable Regulatory Authority, including as required for Module 3 per International Conference on Harmonisation M4Q.

“CMO” means a Third Party contract manufacturing organization. “Collaboration Infringement” has the meaning set forth in Section 6.3(a).

“Commercialize” or “Commercialization” means any and all activities directed to marketing, promoting, distributing, importing, having imported, exporting, having exported, selling and having sold biologic or pharmaceutical products, including, subject to the terms of this Agreement, having Third Parties conduct such activities on behalf of the Person receiving the rights to Commercialize; provided that Manufacturing is not Commercializing.

“Commercial Milestone” has the meaning set forth in Section 4.4(a). “Commercial Milestone Payment” has the meaning set forth in Section 4.4(a).

“Commercially Reasonable Efforts” means, with respect to any particular activity or activities, the efforts and resources that would reasonably be used (including the promptness with which such efforts and resources would be applied) by a similarly situated company within the biopharmaceutical industry to execute such activity or activities in respect of a biologic or pharmaceutical product of similar market and profit potential and at a similar stage in development or product life as compared to the Product to which such activity or activities applies, taking into account, as applicable, its present and future market and commercial potential (including competitive market conditions, patent coverage, regulatory exclusivity, the size of the particular market in the applicable country for the relevant indication, actual and projected Development, Manufacturing and Commercialization costs, any issues regarding the ability to Manufacture or have Manufactured the Product; the likelihood of obtaining regulatory approvals and timing thereof; and the profitability of the relevant product or service in light of existing and anticipated competitive products and services, as well as pricing and reimbursement considerations) and all other relevant factors, including commercial, technical, legal, scientific, regulatory, or medical factors, including such Product’s efficacy, safety, stability, existing and anticipated approved labeling, and post-approval requirements, in each case in the applicable country, [***]. To the extent that the performance of a Party’s obligations hereunder is adversely affected by the other

Party’s failure to perform its obligations hereunder, the impact of such other Party’s performance failure will be taken into account in determining whether such first Party has used its Commercially Reasonable Efforts to perform the affected obligations.

“Confidential Information” means all confidential information and confidential materials, patentable or otherwise, of a Party disclosed by or on behalf of such Party to the other Party before, on or after the Effective Date in connection with the discussions and negotiations pertaining to, or in the course of performing, this Agreement, including chemical composition of a formulation in LNPs, chemical substances, equipment, data, reports, Know-How, sources of supply, patent positioning, business plans, and also the proprietary and confidential information of Third Parties in possession of such Party under an obligation of confidentiality, whether or not related to making, using or selling a Product.

“Control,” “Controls” or “Controlled by” means, with respect to intellectual property, the possession of (whether by ownership or license, other than pursuant to this Agreement) the ability to grant access to, or a license or sublicense of, such intellectual property.

“Cover,” “Covers” or “Covered by” means, with respect to a product, that the making, using, selling, offering for sale or importing of such product, or the practice of a method with respect to the Manufacture or use of such product, would, but for (a) the licenses granted under this Agreement or (b) any statutory or common law research exemption, infringe a Valid Claim or a patent application (considering claims of patent applications to be issued) in the country in which such activity occurs.

“COVID mRNA Vaccine” means a product that both (a) contains an RNA that codes for one or more antigens of SARS-CoV-2 and (b) acts to stimulate the human immune system [***].

“Develop,” “Developing” or “Development” means any and all activities and studies required to develop biologic or pharmaceutical products for Marketing Authorization Approval or for Commercialization, including, subject to the terms of this Agreement, having Third Parties conduct such activities and studies on behalf of the Person receiving the rights to Develop; provided that Manufacturing is not Developing.

“Development Milestone” has the meaning set forth in Section 4.3. “Development Milestone Payment” has the meaning set forth in Section 4.3. “Development Milestone Table” has the meaning set forth in Section 4.3. “Disclosing Party” means the Party that discloses its Confidential Information. “Effective Date” has the meaning set forth in the introductory paragraph. “Efficacy Failure” has the meaning set forth in Section 9.4.

“EMA” means the European Medicines Agency, a body of the European Union, or any successor agency(ies) thereof performing similar functions.

“EU” means (a) any country that is a member of the European Union as of the Effective Date and (b) the United Kingdom.

“EUA” means any form of “emergency use authorization” granted by the FDA in the United States, whether pursuant to Section 564 of the Federal Food, Drug, and Cosmetic Act or otherwise.

“EUA Achievement” means, with respect to a Product, that prior to receipt of U.S. MAA for such Product for the Field, Gritstone or any of its Affiliates or Sublicensees receives EUA for such Product for the Field; provided that, with respect to any Product for which there is EUA Achievement or U.S. MAA, no Improved Product with respect to such Product shall be deemed to have EUA Achievement unless prior thereto such Improved Product has been administered in a human clinical trial, whether alone or with any other product.

“EUA Sublicense Payment” has the meaning set forth in Section 4.3(c)(ii). “Evaluation License” has the meaning set forth in Section 2.1(b).

“Excluded Claim” means a dispute, controversy or claim that concerns (a) the construction, scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

“Executive Officer” means, with respect to (a) Gritstone, Gritstone’s Chief Executive Officer or a substitute or replacement executive officer of Gritstone as to which Gritstone provides written notice to Genevant or (b) Genevant, the Chief Executive Officer of Genevant Sciences Corporation or a substitute or replacement executive officer of Genevant or an Affiliate thereof as to which Genevant provides written notice to Gritstone.

“Existing Third Party Agreements” means the [***].

“Extended Cure Period” has the meaning set forth in Section 9.2(a).

“FDA” means the Food and Drug Administration of the United States Department of Health and Human Services, or any successor agency(ies) thereof performing similar functions.

“[***]” means [***].

“Field” means the cure, treatment or prevention of the disease caused by SARS-CoV-2 and commonly referred to as COVID-19.

“First Commercial Sale” means, on a Product-by-Product and country-by-country basis, the first bona fide sale of such Product in such country to a nonSublicensee Third Party in an arm’s length transaction after Marketing Authorization Approval, or EUA, to market such Product in such country. Sales of a Product for registration samples, compassionate use sales, named patient use, intercompany transfers to Affiliates of a Party and the like shall not constitute a First Commercial Sale.

“FTE” means [***] hours of services per year by an employee or consultant.

“FTE Rate” means the fully burdened annualized rate established by the Parties for the services of an FTE, which, for the period beginning on the Effective Date and ending [***], is [***], subject to an annual increase beginning [***] by a percentage equal to the percentage increase in the Consumer Price Index for Canada (all items ) for the [***] month period ending with [***].

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time, consistently applied.

“Generic Competition” means, on a Product-by-Product and country-by-country basis, that, in a given Calendar Quarter, (a) one or more Third Parties is selling a Generic Product with respect to such Product in such country and (b) Net Sales of such Product during [***] are less than [***] of the average Net Sales of such Product in such country during [***] immediately preceding [***] in which the first Generic Product is launched in such country.

“Generic Product” means, with respect to a Product and country, any product sold in such country by a Third Party (which may be called, for example and as applicable, a “biogeneric,” “follow-on biologic,” “follow-on biological product,” “follow-on protein product,” “interchangeable product,” “similar biological medicinal product,” or “biosimilar product”) that relied in whole or in part on the Marketing Authorization Approval for such Product as a basis for approval (or on any data submitted to the applicable Regulatory Authority in connection with the process to obtain such Marketing Authorization Approval), but excluding products licensed (or products with respect to which intellectual property is or has been licensed) by Gritstone or any of its Affiliates to such Third Party in such country.

“Genevant” has the meaning set forth in the introductory paragraph.

“[***]” means [***].

“Genevant Background IP” means any and all Genevant Know-How or Genevant Patents Controlled by Genevant or its Affiliates as of the Effective Date.

“Genevant Indemnitees” has the meaning set forth in Section 8.2. “Genevant IP” has the meaning set forth in Section 6.1(a)(iv).

“Genevant Know-How” means any Know-How Controlled by Genevant or any of its Affiliates at the Effective Date or from time to time during the Term to the extent that it relates to LNPs, including: (a) the composition of matter of LNPs; (b) the method of use of LNPs; (c) LNP formulations for delivery of RNA; (d) the method of manufacturing LNPs, including the sourcing of components, assembly, or operation of LNP formulation instrumentation and reagents; or (e) the physical characteristics of LNPs, including the lipid or nonlipid components of LNPs (e.g., cationic lipid, PEG lipids, neutral lipids), particle morphology (e.g., electron dense or nonlamellar structure), and lipid ratios (e.g., molar ratios of the components). For clarity, no Genevant Patent is Genevant Know-How.

“Genevant LNP” means an LNP that is Covered by at least one (1) Genevant Patent or incorporates Genevant Know-How.

“Genevant Outside Foreground IP” means any and all Genevant Know-How or Genevant Patents created by Genevant or its Affiliates after the Effective Date other than in the performance of Agreement Activities.

“Genevant Parent” means Genevant Sciences Ltd., a Bermuda limited company. “Genevant Patent” means any Patent Controlled by Genevant or any of its Affiliates as of

the Effective Date or at any time during the Term to the extent that it includes one or more claims that Cover LNPs, including: [***].

“Genevant Patent Infringement” has the meaning set forth in Section 6.3(b). “Genevant Sole IP” has the meaning set forth in Section 6.1(e)(ii).

“Good Laboratory Practices” or “GLP” means the regulations set forth in 21 C.F.R. Part 58 and the requirements expressed or implied thereunder imposed by the FDA and (as applicable) any comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the International Conference on Harmonization.

“Good Manufacturing Practices” or “GMP” means the regulations set forth in 21 C.F.R. Parts 210–211, 820 and 21 C.F.R. Subchapter C (Drugs), Quality System Regulations and the requirements thereunder imposed by the FDA, and any comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the International Conference on Harmonization.

“Governmental Authority” means any United States or supra-national, foreign, federal, state, local, provincial, or municipal government, governmental, regulatory or administrative authority, agency, body, branch, bureau, instrumentality or commission or any court, tribunal, or judicial or arbitral body having relevant jurisdiction over a subject matter, including any Regulatory Authority.

“Gritstone” has the meaning set forth in the introductory paragraph.

“Gritstone-Arbutus Agreement” means the License Agreement by and between Gritstone, on the one hand, and Arbutus Biopharma Corporation and Protiva Biotherapeutics Inc., on the other hand, dated as of October 16, 2017, as amended on July 20, 2018.

“Gritstone Background IP” means any and all Intellectual Property (including Payload IP) Controlled by Gritstone or any of its Affiliates as of the Effective Date that relates to any vaccination, [***], epitope prediction or identification, or vectors used in connection with the foregoing.

“Gritstone Indemnitees” has the meaning set forth in Section 8.1. “Gritstone IP” has the meaning set forth in Section 6.1(c).

“Gritstone Outside Foreground IP” means any and all Intellectual Property created by Gritstone or any of its Affiliates after the Effective Date other than in the performance of Agreement Activities.

“[***]” means [***].

“Gritstone Sole IP” has the meaning set forth in Section 6.1(e)(iii).

“Heterologous System” means [***].

“Homologous System” means [***]. For example, [***].

“Improved Product” means, [***].

“IND” or “Investigational New Drug Application” shall mean an investigational new drug application, or an analogous application required by a Governmental Authority anywhere in the world, required in order to conduct an initial clinical trial for the experimental form of a pharmaceutical product. For clarity, for purposes of this Agreement, a single IND encompasses both: (a) multiple IND numbers issued by the Governmental Authority when the subsequent IND numbers are issued for administrative convenience or other administrative purposes, and (b) all applications in jurisdictions outside the United States that involve substantially similar information as typically submitted in an IND submitted to the FDA.

“Indemnified Party” has the meaning set forth in Section 8.3. “Indemnifying Party” has the meaning set forth in Section 8.3. “Infringement Action” has the meaning set forth in Section 6.3(c).

“[***]” means [***].

“[***]” means [***].

“[***]” means [***].

“Insolvent Party” has the meaning set forth in Section 9.7(a). “Intellectual Property” means Patents and Know-How. “JAMS Rules” has the meaning set forth in Section 10.7(c). “Joint IP” has the meaning set forth in Section 6.1(e)(iv). “Joint Patent” means any Patent that Covers Joint IP.

“JSC” has the meaning set forth in Section 3.1(a).

“Know-How” means biological materials and other tangible materials, information, data, inventions, practices, methods, methodologies, protocols, formulas, formulations, oligonucleotide sequences, knowledge, trade secrets, processes, assays, skills, techniques and results of experimentation and testing, patentable or otherwise.

“Knowledge Parties” means [***].

“Licensed Intellectual Property” means any and all Genevant Patents and Genevant Know-

How.

“LNP” means lipid nanoparticle (excluding encapsulated drug, such as Payload(s)), components of lipid nanoparticles, and methods of manufacturing lipid nanoparticles, including (i) the composition of matter of lipid nanoparticle(s), (ii) the physical characteristics of lipid nanoparticle(s), including the lipid or nonlipid components of lipid nanoparticle(s) or (iii) lipid ratios (i.e., ratios of the lipid components within a formulation). For clarity, “LNPs” means one or more LNP, and “LNP” does not include Payload(s).

“[***]” means [***].

“Losses” has the meaning set forth in Section 8.1.

“Major Markets” means [***].

“Manufacture” or “Manufacturing” means, with respect to a Product or its components (including LNPs), all activities associated with the production, manufacture and processing of such Product, and the filling, finishing, packaging, labeling, shipping, and storage of such product, including formulation process scale-up for GLP toxicology and clinical study use, aseptic fill and finish, stability testing, analytical development, quality assurance and quality control, and the production of the bulk finished dosage form of such Product in compliance with GMP. For clarity, Manufacture includes the manufacture of LNPs for the sole purpose of the formulation and manufacture of Products.

“Manufacturing Know-How” means, with respect to a Product or its components (including LNPs) (a) all Know-How used by Genevant and its Affiliates (or their respective contractors) necessary to Manufacture such Product (including manufacturing, process engineering, SOPs, documents relating to the production process, data, information and results (e.g., batch records, deviation reports, in process tracking and trending data, analytical testing, development and validation reports, vendor audits, etc.) relating to the production process); and

(b) any other Know-How that is necessary to Manufacture such Product in compliance with GMP, including the identity, amounts and assurance quality of ingredients, the manufacturing processes and controls, specifications, technology, inventions, assays, quality control and testing procedures, and batch records.

“Manufacturing Facility” has the meaning set forth in Section 3.4(a).

“Marketing Authorization Approval” or “MAA” means, with respect to any country or region, any registration, license, approval or authorization from any Regulatory Authority required to market a Product in such country or region, including any pricing or reimbursement approval required by Applicable Laws to obtain such registration, license, approval or authorization, excluding any EUA.

“Necessary Third-Party IP” means with respect to any country in the Territory and any Product, on a country-by-country basis, any issued Patent owned or controlled by a Third Party in such country that would be infringed [***] by the exploitation of Licensed Intellectual Property to Develop, Manufacture or Commercialize such Product in such country in the absence of a license. For clarity, “Necessary Third-Party IP” excludes [***].

“Net Sales” means the gross amount [***] on sales or other dispositions in the Territory of a Product during a Royalty Payment Term to Third Parties [***], less:

(a)
normal and customary cash, trade, quantity or prompt settlement discounts, chargebacks, rebates, reimbursements and allowances actually allowed or granted, including to trade customers, wholesalers and other distributors, pharmacies and other retailers, managed health care organizations, pharmaceutical benefit managers, group purchasing organizations and national, state, or local government, and any other adjustments, including those granted on account of price adjustments and billing errors, and including any retroactive price reductions that are actually allowed or granted;

(b)
amounts repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide price reductions determined by [***] in good faith, and uncollectible amounts on previously sold Products;

(c)
rebates and similar payments specifically allocated to sales of Product paid for by managed care organizations, hospitals, other buying groups or any governmental or Regulatory Authority including federal or state Medicaid, Medicare or similar state program in the United States or equivalent governmental programs in any other country, other providers of health insurance coverage, health care organizations or administrators, or patient assistance or other similar programs; refunds specifically allocated to sales of the Product made in connection with revenue or cost caps agreed with such organizations or entities; compulsory payments and cash rebates specifically allocated to sales of the Product paid to a Governmental Authority pursuant to governmental regulations by reason of any national or local health insurance program or similar program, including required chargebacks and retroactive price reductions, to the extent allowed and taken, including government levied fees as a result of healthcare reform policies (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48)), to the extent such fees are specifically allocated to sales of such Product as a percentage of [***] entire pharmaceutical or biological product sales;

(d)
excise taxes, customs duties, customs levies and import fees and other taxes imposed on the sale, importation, use or distribution of the Product;

x

(e)
administrative fees paid to group purchasing organizations, managed care entities or other similar types of organizations or networks participating in the distribution or sales of the Product;

(f)
amounts paid or credited to customers for inventory management services;

(g)
that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) that is reasonably allocated to the sale of the Product;

(h)
payments made for separately itemized insurance and transportation costs incurred in shipping the Product, including packaging, freight, postage, shipping, transportation, warehousing, handling and insurance charges, in each case actually allowed or paid for the delivery of Product, and any customary payments with respect to Product actually made to wholesalers or other distributors, in each case actually allowed or paid for distribution and delivery of Product, to the extent billed or recognized; and any other similar and customary deductions that are consistent with GAAP or, in the case of non-United States sales, other applicable accounting standards.

Net Sales shall be determined from books and records maintained in accordance with GAAP or other applicable accounting standards. Nothing herein shall prevent [***] from selling, distributing or invoicing any Product at a discounted price to Third Parties in connection with clinical studies, compassionate or named patient sales, or an indigent program or similar bona fide arrangements in which such party agrees to forego a normal profit margin for good faith business reasons. To the extent that [***] receives any consideration other than monies for the sale of Products, Net Sales shall include the fair market value of such consideration. For the avoidance of doubt, neither (i) the supply of a Product free of charge nor (ii) the transfer of a Product between [***] for resale shall be included in the computation of Net Sales, but, in the case of clause (ii), the subsequent resale of such Product by [***] to a Third Party shall be included within the computation of Net Sales.

If a Product is formulated, packaged or sold with one or more other active ingredients or products for a single price (a “Combination Product”), the Net Sales of the Product shall be calculated for each applicable [***] by multiplying the Net Sales (as determined without reference to this paragraph) of the Combination Product by the fraction A/(A+B), where A is the average gross selling price in the applicable country of the Product(s) when sold separately in finished form, and B is the average gross selling price in the applicable country of the other active ingredient(s) or product(s) included in the Combination Product when sold separately in finished form, in each case for the most recent period in which sales of both occurred. If the Product(s) is/are sold as part of a Combination Product and is/are sold separately in finished form, but the other product(s) included in the Combination Product are not sold separately in finished form, the Net Sales of the Product shall be determined by multiplying the Net Sales of the Combination Product by the fraction A/C, where: A is the average gross selling price in the applicable country of the Product(s) contained in such Combination Product when sold separately, and C is the average gross selling price in the applicable country of the Combination Product. If the Product(s) is/are sold as part of a Combination Product and is/are not sold separately in finished form, but the other product(s) included in the Combination Product are sold separately in finished form, the Net Sales of the Product shall be determined by multiplying the Net Sales of the Combination Product by the fraction C-B/C, where: B is the average sale price of the other product(s) included in such Combination Product when sold separately, and C is the average sale price of the Combination Product. If, on a country-by-country basis, the Product component is not sold separately in that country, Net Sales for the Combination Product shall be calculated by multiplying actual Net Sales of the Combination Product by the fraction D/(D+E), where D is the fair market value of the portion of the Combination Product that contains the Product and E is the fair market value of the portion of the Combination Product containing the other active ingredient(s) included in such Combination Product, as such fair market values are determined by [***].

The foregoing analysis shall be conducted on a country-by-country basis as reasonably required to determine relative fair market values of the relevant Combination Product components.

“Notice of Dispute(s)” has the meaning set forth in Section 10.7(b).

“[***]” means any and all viruses constituting [***], including, for clarity, the following [***] and any and all species of [***] constituting any of the foregoing.

“Party” means Genevant or Gritstone, and “Parties” means Genevant and Gritstone. “Patent” means any patent (including any reissue, extension, substitution, confirmation, re-

registrations, re-examination, revival, supplementary protection certificate, patents of addition, continuation, continuation-in-part, or divisional) or patent application (including any provisional application, nonprovisional patent application, continuation, continuation-in-part, divisional, PCT international applications or national phase applications), in each case whether in the United States or any foreign country.

“Payload(s)” means one or more RNA contained in a Product that is proprietary to Gritstone or its licensees or sublicensees (including any Sublicensees) and encodes [***].

“Payload IP” means Intellectual Property [***].

“Payload Material” has the meaning set forth in Section 3.3(a).

“Permitted Contractor” means a Third Party (e.g., a contractor or consultant) that performs activities for which Gritstone is responsible under this Agreement under a bona fide contract services arrangement; provided, however, that Gritstone shall not appoint any [***] as a Permitted Contractor without Genevant’s prior written consent (which consent may be granted or withheld in Genevant’s sole discretion).

“Person” means an individual, corporation, limited liability company, syndicate, association, trust, partnership, joint venture, unincorporated organization, government agency or any agency, instrumentality or political subdivision thereof, or other entity.

“Phase I Study” means a human clinical study of a Product conducted in healthy volunteers or patients under the same or substantially similar protocol or IND, as each may be amended or supplemented, in any country, that generally provides for the first introduction into humans of such Product and the primary purpose of which is obtaining data regarding any or all of safety, metabolism, pharmacokinetic properties and clinical pharmacology and, potentially, to gain early evidence on effectiveness, as described in or contemplated by U.S. 21 C.F.R. 312.21(a).

“Phase II Study” means a human clinical study (including any safety run-in to such clinical study, which for clarity shall be considered part of the same clinical study and not a separate clinical study) of a Product conducted in healthy volunteers or patients with a particular disease or condition under the same or substantially similar protocol or IND, as each may be amended or supplemented, in any country, following completion of one or more Phase I Studies of such Product and with a principal purpose of evaluating the effectiveness, safety, or acceptable dose range for such Product for a particular use, as described or contemplated by 21 C.F.R. §312.21(b).

“Phase III Study” means a human clinical study (including any safety run-in to such clinical study, which for clarity shall be considered part of the same clinical study and not a separate clinical study) of a Product that: (a) is (i) conducted in patients with a particular disease or condition in any country, (ii) conducted under the same or substantially similar protocol or IND, as each may be amended or supplemented, in any country that would satisfy the requirements of

U.S. 21 C.F.R. Part 312.21(c) and (iii) intended to evaluate the benefit-risk relationship of such Product in a defined patient population that provides, alone or together with other clinical studies, an adequate basis of data to support a Marketing Authorization Approval (or EUA); or (b) is a human clinical study that (i) Gritstone or any of its Affiliates refers to publicly in a press release issued, or a filing with the Securities and Exchange Commission, by Gritstone or any of its Affiliates or Sublicensees, as a (or as a potential) “Phase III,” “pivotal” or “registration” study or

(ii) supports a Marketing Authorization Approval (or EUA), in each case (clauses (a) and (b)) even if denominated as a Phase II study.

“Prime” means the initial vaccine that precedes the Boost vaccine. “Proceeds” has the meaning set forth in Section 6.3(h).

“Product” means a COVID mRNA Vaccine (a) containing [***] and (b) where [***]; provided that Product does not include any product that can be used for treatment or prevention of a [***] in a human.

“Product IP” means (a) all Product Patents and (b) all Product-specific Know-How, including for clarity nonclinical and clinical data.

“Product Patents” means all Patents that [***].

“R&D Budget” has the meaning set forth in Section 3.2. “R&D Support Plan” has the meaning set forth in Section 3.2.

“Receiving Party” means the Party that receives Confidential Information of the other

Party.

“Record Retention Period” has the meaning set forth in Section 4.7(b).

“Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity anywhere in the world with authority over the Development, Manufacture or Commercialization of a Product under this Agreement. The term “Regulatory Authority” includes the FDA, the EMA, the European Commission and relevant national competent authorities in the EU member states.

“Research” or “Researching” means identifying, evaluating, validating and optimizing products prior to readiness to conduct pre-IND GLP toxicology studies thereon.

“RNA” means ribonucleic acid, and includes, for clarity, mRNA. “Royalty” has the meaning set forth in Section 4.5.

“Royalty Payment Term” means, on a Product-by-Product and a country-by-country basis, the term beginning on the First Commercial Sale of such Product in such country and ending on the later of (a) the date of the last to expire Valid Claim that exists in such country that would be infringed by the commercial making, using, offering for sale or selling of such Product in such country absent the license grants in this Agreement; and (b) [***] from the date of First Commercial Sale of such Product in such country.

“Safety Failure” has the meaning set forth in Section 9.4.

“SARS-CoV-2” means the coronavirus (severe acute respiratory syndrome coronavirus 2 of the genus Betacoronavirus) that is the causative agent of the disease commonly referred to as COVID-19.

“[***]” means [***].

“Specified Licenseholder” means, [***].

“Solvent Party” has the meaning set forth in Section 9.7(a). “Sublicense” has the meaning set forth in Section 2.2.

“Sublicense Event” means [***].

“Sublicense Revenue” means [***].

“Sublicensee” means a Third Party to whom Gritstone has granted a Sublicense under Section 2.2, but excluding any wholesaler or distributor based on a wholesaler or distributor arrangement for the sale of Product, or any contract research organization or manufacturer providing research, development or manufacturing services to Gritstone or any of its Affiliates or Sublicensees (even if such entity is granted a right or license to make (but not to sell) Product).

“Term” means the term described in Section 9.1. “Territory” means worldwide.

“Third Party” means any Person other than Genevant, Gritstone and their respective Affiliates.

“Third-Party Claim” has the meaning set forth in Section 8.3.

“Third-Party Financial Terms” has the meaning set forth in Section 4.9. “Third-Party License” has the meaning set forth in Section 4.9. “Upfront Payment” has the meaning set forth in Section 4.1.

“U.S. Approval Date” means, with respect to each Product, the date that U.S. Marketing Application Approval for such Product occurs.

“U.S. Bankruptcy Code” has the meaning set forth in Section 9.7(b).

“U.S. Marketing Application” means, with respect to any product, an application to commercially distribute, sell or market such product in the United States, including any of: a new drug application, supplemental new drug application, biologics license application, or supplemental biologics license application; a successor application to any of the foregoing in the United States; or a supplement or amendment to any of the foregoing. For clarity, U.S. Marketing Application expressly excludes a request or application for EUA.

“U.S. Marketing Application Approval” or “U.S. MAA” means, with respect to any product, the granting or approval by the FDA of a U.S. Marketing Application for such product. For clarity, (a) a U.S. Marketing Application Approval is also a Marketing Authorization Approval and (b) U.S. Marketing Application Approval expressly excludes EUA.

“Valid Claim” means a claim of an issued and unexpired Genevant Patent or Joint Patent, which claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.2
Interpretation.

(a)
Words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a section, paragraph or clause in which such words appear,

unless the context otherwise requires. Enumerative references to sections, paragraphs or clauses, or exhibits, without reference to an explicit agreement, document or exhibit, refer to this Agreement or exhibits attached to this Agreement, as applicable. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires. The words “include,” “includes” and “including” are deemed to be followed by “without limitation” or words of similar import. Except where the context otherwise requires, the word “or” is used in the inclusive sense (and/or). All dollar amounts are expressed in U.S. dollars. References to the “knowledge” of a Party are deemed to mean the actual knowledge of any of the Knowledge Parties.”

(b)
This Agreement is between financially sophisticated and knowledgeable parties and is entered into by the Parties in reliance upon the economic and legal bargains contained herein. The language used in this Agreement has been negotiated by the Parties and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the Party that prepared, or caused the preparation of, this Agreement or the relative bargaining power of the Parties.

ARTICLE II - LICENSE GRANTS

2.1
Nonexclusive License Grant to Gritstone.

(a)
Subject to the terms and conditions in this Agreement, Genevant hereby grants to Gritstone, and Gritstone hereby accepts, a nonexclusive, sublicensable (subject to Section 2.2), transferable (subject to Section 10.4) right and license or sublicense (as the case may be) under Licensed Intellectual Property to Research, Develop, Manufacture, have Manufactured (subject to Section 3.5) and Commercialize Products for the Field in the Territory; provided that, upon consummation of a Change of Control of Gritstone, unless Genevant consents otherwise in writing, [***].

(b)
Subject to Section 2.6, a nonexclusive, sublicensable (but only to Permitted Contractors), nontransferable (except in connection with a permitted assignment of this Agreement in its entirety in accordance with Section 10.4) right and license or sublicense (as the case may be) under Licensed Intellectual Property to Research potential Products in the [***] Field during the period beginning on the Effective Date and ending on [***] (the “Evaluation License”); provided that, promptly following completion of each study conducted in the practice of the Evaluation License (including the NHP Study, as defined in Section 2.6), Gritstone shall provide a summary of the results of such study in reasonable detail to Genevant solely for purposes of Genevant’s internal research. For clarity but without limitation, the Evaluation License does not include the right to conduct any human clinical studies.

2.2
Sublicensing. Gritstone may grant sublicenses under Licensed Intellectual Property licensed under Section 2.1 (with the right to sublicense through multiple tiers only as set forth in this Section 2.2) (each, a “Sublicense”); provided that:

(a)
Gritstone shall not have the right to grant a Sublicense (and no Affiliate of Gritstone or Sublicensee shall have the right to grant a sub-Sublicense) (i) to [***] or (ii) with respect to Products that [***], in each case (clauses (i) and (ii)) without Genevant’s prior written consent (which consent may be granted or withheld in Genevant’s sole discretion);

(b)
except in the case of a Sublicense by Gritstone to an Affiliate, each Sublicense and sub-Sublicense shall be (x) in writing and on terms consistent with, and subject to, the terms that expressly apply to Sublicensees under this Agreement and (y) granted (i) to a Permitted Contractor or (ii) contemporaneously and in conjunction with a grant of a license under Intellectual Property Controlled by Gritstone or any of its Affiliates (other than pursuant to this Agreement) to Research, Develop, Manufacture or Commercialize [***];

(c)
upon termination of this Agreement, any Sublicense shall convert into a direct license from Genevant under the terms of this Agreement; provided that the scope of the rights licensed under such direct license will be limited to the scope of the applicable Sublicense; and further provided that the applicable Sublicensee (i) is not then in breach of the applicable sublicense agreement, (ii) agrees in writing to be bound to Genevant as a licensee under the terms and conditions of this Agreement (subject to the limited scope noted in this clause (c), as applicable), and (iii) agrees in writing that in no event shall Genevant assume any obligations or liability, or be under any obligation or requirement of performance that extends beyond Genevant’s obligations and liabilities under this Agreement;

(d)
except in the case of a Sublicense by Gritstone to an Affiliate, Gritstone shall provide Genevant with a copy of the executed Sublicense within [***] following its execution or in the case of a sub-Sublicense, within [***] following Gritstone’s receipt thereof, with such reasonable redaction as Gritstone or its Sublicensee may make; provided that such redactions do not include provisions necessary to demonstrate compliance with the requirements of this Agreement;

(e)
the grant of such Sublicense shall not relieve Gritstone of its obligations under this Agreement, each of which shall continue without regard to such Sublicense; and

(f)
as between Genevant and Gritstone, Gritstone shall be responsible for the compliance by such Sublicensee with any and all terms of this Agreement that expressly apply to such Sublicensees hereunder; provided that, for clarity, any act or omission by a Sublicensee in connection with this Agreement that, if committed by Gritstone would be a breach of this Agreement, shall constitute a breach of this Agreement by Gritstone.

2.3
Retained Rights. Genevant expressly retains all right, title and interest not expressly granted to Gritstone under this Article II (or otherwise under this Agreement), including, for the avoidance of doubt, all rights with respect to its Licensed Intellectual Property for use in or outside of the Field. For clarity, Genevant does not grant to Gritstone under this Agreement a license under Licensed Intellectual Property or otherwise to Research, Develop, Manufacture or otherwise improve upon Genevant LNPs other than to the extent expressly provided under Section 2.1.

2.4
Contractors. Subject to Section 2.2, Gritstone may utilize Permitted Contractors to perform any activities contemplated under this Agreement to be performed by Gritstone (including if applicable the work ascribed to Gritstone under any R&D Support Plan) in accordance with this Agreement; provided that Gritstone shall not share Genevant’s Confidential Information with any Permitted Contractor unless Gritstone and its Permitted Contractor shall have executed a binding agreement which contains obligations of confidentiality and nonuse, as well as invention assignment provisions, consistent with and at least as protective of Genevant’s rights as the corresponding provisions of this Agreement.

2.5
Cross License. During the Term, (a) without limiting Section 2.1, Genevant shall, and hereby does, grant to Gritstone a royalty-free, nonexclusive research license under Licensed Intellectual Property as necessary for Gritstone to conduct the work ascribed to Gritstone in any R&D Support Plan and (b) Gritstone shall grant to Genevant and its Affiliates a royalty-free, nonexclusive research license under intellectual property owned or controlled by Gritstone as necessary for Genevant and its Affiliates to conduct the work ascribed to Genevant in any R&D Support Plan.

2.6
Termination of Evaluation License by Genevant. Genevant may terminate the Evaluation License in whole or in part by providing [***] prior written notice to Gritstone if Genevant is engaged in any good faith Third Party discussion that may reasonably be expected to lead to an exclusive license grant of Intellectual Property rights in respect of all or any portion of the [***] Field to a Third Party. Upon Gritstone’s receipt of the (“Evaluation Termination Notice”), the Evaluation License will, upon the expiration of the [***] notice period, terminate. If, at any time after Gritstone’s receipt of the Evaluation Termination Notice, the negotiations between Genevant and such Third Party are terminated without the consummation of such exclusive license grant, Genevant shall provide written notice to Gritstone of such termination and the Evaluation License shall again become operative. For clarity, a termination of the Evaluation License by Genevant as contemplated by this Section 2.6 shall not give rise to a termination of this Agreement, and this Agreement shall continue following such termination of the Evaluation License in full force and effect. Notwithstanding the foregoing, in the event Gritstone or any of its Affiliates [***] following the Effective Date, a termination of the Evaluation License by Genevant as contemplated by this Section 2.6 or the expiration of the Evaluation License pursuant to Section 2.1(b) shall not [***].

ARTICLE III - SCOPE OF COLLABORATION

3.1
Joint Steering Committee.

(a)
If the Parties develop any R&D Support Plan in accordance with Section 3.2, then the Parties shall, within [***] of finalizing and agreeing upon such R&D Support Plan, establish a joint steering committee (the “JSC”), consisting of an equal number of members appointed by each Party, which number of members shall not exceed two (2) from each Party, to oversee the conduct of activities under any R&D Support Plan; and make any amendments thereof (which amendments may be proposed to the JSC for approval by either Party), subject to the terms set forth herein. Each Party’s JSC members shall collectively have the appropriate expertise to oversee such Party’s performance of its obligations under this Agreement. The initial JSC members shall be designated by each Party within [***] after the Effective Date. Each Party shall have the right, at any time and from time to time, to designate a replacement, on a permanent or temporary basis, for any or all of its previously designated members of the JSC. Ad hoc guests who are bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article VII may be invited to the JSC meetings.

(b)
The JSC shall meet at least [***] (or more frequently as the Parties may agree) on such dates and at such times as the Parties may agree; provided, however, that the first meeting of the JSC must occur within [***] of the Effective Date. The Parties shall agree in advance on a written agenda for each meeting of the JSC. The regularly scheduled JSC meetings shall take place in person or telephonically, as determined by the Parties. The members of the JSC may also convene or be polled or consulted from time to time by means of telephone conference, video conference, electronic mail or correspondence and the like, as the Parties deem necessary. Minutes of any meeting of the JSC shall be promptly issued to the Parties following each meeting, and the Parties shall use diligent efforts to agree as to the specific text of such minutes within [***] of issuance.
(c)
JSC Disputes.

(i)
Within the JSC. All decisions within the JSC shall be made by consensus. If the JSC is unable to reach consensus on such decision, either Party may elect to submit such issue first to the Parties’ Alliance Managers and, if still unresolved, to the Parties’ Executive Officers, in accordance with Section 3.1(c)(ii).

(ii)
Referral to Alliance Managers; Executive Officers. If a Party makes an election under Section 3.1(c)(i) to refer a matter to the Alliance Managers, the JSC shall submit in writing the respective positions of the Parties to their respective Alliance Managers. Such Alliance Managers shall use good faith efforts to promptly resolve such matter. If the Alliance Managers are unable to reach consensus on any such matter within [***] after its submission to them, such matter shall be escalated to the Parties’ Executive Officers. Each Party’s Alliance Manager shall submit in writing the position of the Party it represents to the Executive Officer of such Party. The Executive Officers shall use good faith efforts to promptly resolve such matter within [***] after the Alliance Managers’ submission of such matter to them. If the Executive Officers are unable to reach consensus on any such matter within [***] after its submission to them, then: (A) if the matter pertains to a proposed amendment to the R&D Support Plan, then the then-current R&D Support Plan shall remain in effect; and (B) if the matter pertains to conduct of activities under the existing R&D Support Plan, then the Parties Executive Officers shall continue to use good faith efforts to promptly resolve such matter until a consensus is reached.

(d)
Each Party shall be responsible for the costs of its representatives on the JSC, including all travel and related costs and expenses for its members and approved invitees to attend meetings of, and otherwise participate on, the JSC.

(e)
Notwithstanding anything to the contrary herein, neither the JSC nor any member of the JSC in such capacity shall be empowered to change or waive the terms or conditions of this Agreement.

(f)
Each Party shall appoint an individual (from the Party or from an Affiliate of such Party) to act as the first point of contact between the Parties with regard to questions relating to this Agreement or the overall relationship between the Parties (each an “Alliance Manager” and collectively the “Alliance Managers”). The Alliance Managers will: (i) use good faith efforts to attend meetings of the JSC; and (ii) facilitate the resolution of any issue on which the JSC is unable to reach consensus, in accordance with Section 3.1(c).

3.2
R&D Support Plan. Any Research, Development, or Manufacturing plan agreed upon by the Parties (an “R&D Support Plan”) shall describe (a) the activities to be performed during the period of such plan by Genevant and the applicable deliverables and projected timelines and budget (“R&D Budget”) and (b) the activities that may be performed during the period of such plan by Gritstone; provided that, for clarity but without limitation, neither Party shall have any obligation to agree to an R&D Support Plan and each Party shall have the right to agree or not to agree in its sole discretion. Once prepared and agreed, if at all, each R&D Support Plan shall thereupon be deemed incorporated by reference into and to become part of this Agreement. Each R&D Support Plan, if any, will cover a period to be agreed between the Parties.

3.3
Payload Material; Performance of R&D Support Plan.

(a)
Genevant shall not, and shall cause its Affiliates to not: (i) use any Payload material provided by or on behalf of Gritstone, including any information or data generated by either Party relating thereto, (“Payload Material”) for any activity other than as set forth in this Agreement, including in any R&D Support Plan; (ii) transfer any Payload Material to any Person (other than a contractor performing services for Genevant for its Affiliates) without Gritstone’s prior written consent; or (iii) modify, analyze, deconstruct or reverse engineer any Payload Material to determine the structure, sequence or composition of such Payload Material (including to develop any Know How or other Intellectual Property directed to or otherwise pertaining to any Payload Material, including the chemical modification of any Payload Material embodied by such Payload Material or details of any polypeptide arising from the expression of any Payload Material).

(b)
Genevant shall: (i) use Commercially Reasonable Efforts to perform its responsibilities under any R&D Support Plan; (ii) perform any R&D Support Plan in good scientific manner and in compliance in all material respects with all Applicable Laws and all applicable Good Laboratory Practices and Good Manufacturing Practices, if any; and (iii) use personnel with appropriate skills and experience, and with sufficient access to appropriate equipment and facilities, to perform its responsibilities under any R&D Support Plan. Except as provided in any R&D Support Plan, Genevant shall not subcontract any of its responsibilities under such R&D Support Plan without the prior written consent of Gritstone (not to be unreasonably withheld, delayed or conditioned).

(c)
Genevant shall provide Gritstone with quarterly reports and a comprehensive final report within [***] following completion of the activities for which it is responsible as set forth in any R&D Support Plan. Each report will contain a reasonably detailed summary of the results of the activities performed by Genevant and any underlying raw data.

(d)
Genevant shall maintain records, in sufficient detail and in good scientific manner appropriate for patent purposes, which shall accurately reflect the work done and results achieved in the performance of any R&D Support Plan.

3.4
Technology Transfer.

(a)
Subject to Section 4.2, with respect to each Product, at the reasonable request of Gritstone (taking into account technology transfers made under any other agreement between

Genevant (or its Affiliates) and Gritstone, it being understood that Gritstone will have the right to exploit any Know-How transferred to it in connection with such transfers within the scope of the license granted under Section 2.1) made no earlier than [***] (i) [***] or (ii) [***], Genevant shall, as soon as reasonably practicable thereafter (A) transfer all Manufacturing Know-How to Gritstone or a Third Party CMO designated by Gritstone and (B) support Gritstone in the establishment and validation of an alternative facility for the Manufacture of such Product (the “Manufacturing Facility”). In particular, Genevant shall:

(i)
transfer to Gritstone or such CMO all tangible embodiments of all Manufacturing Know-How;

(ii)
provide Gritstone or such CMO technical assistance to implement the processes for the Manufacture of such Product, including the procurement and installation of any process and analytical equipment and, at the request of Gritstone, provide additional documentation, telephone or on-site visits; provided, however, that Gritstone shall reimburse Genevant for all travel expenses reasonably incurred at the request of Gritstone; and

(iii)
at the request of Gritstone, provide such on-site technical assistance necessary for the installation, startup and validation of the Manufacturing Facility and Manufacture of Product.

(b)
With respect to each Product, once the technology transfer is complete pursuant to this Section 3.4, Gritstone shall assume all responsibilities for future Manufacturing of such Product and any further technical support that Genevant may provide shall be at the sole reasonable expense of Gritstone.

3.5
Manufacturing and Supply. Solely if and to the extent the Parties agree after the Effective Date on manufacturing and supply terms (including compensation therefor), Genevant will: (a) be responsible for the Manufacture and supply to Gritstone of each Product (excluding the Manufacture and supply of Payloads and [***]) for preclinical use prior to the initiation of human clinical testing of such Product, including analytical testing of LNP components; and (b) provide associated manufacturing and analytical documentation. After successful transfer of an LNP formulation for a Product to Gritstone or Gritstone’s CMO, Gritstone will assume responsibilities for future manufacturing of such Product; provided that Genevant will provide reasonable ongoing technical support if reasonably requested by Gritstone.

ARTICLE IV - FINANCIAL PROVISIONS

4.1
Upfront Payment. In partial consideration for the rights granted to Gritstone under this Agreement, on or before [***] following the Effective Date, Gritstone shall make a one-time fully-earned, nonrefundable and noncreditable payment to Genevant in the amount of $1,500,000 (the “Upfront Payment”).

4.2
Payments for R&D Support Plan, Technology Transfer and Manufacture and Supply.

(a)
Gritstone shall: (i) reimburse Genevant for: (A) materials utilized by Genevant or its Affiliates in the performance of any R&D Support Plan in an amount equal to [***], but in no event to exceed [***]; (B) materials utilized by Genevant or its Affiliates in the performance of a technology transfer pursuant to Section 3.4 in an amount equal to [***]; and (C) all other reasonable out-of-pocket expenses incurred by Genevant or its Affiliates in the performance of an R&D Support Plan, a technology transfer pursuant to Section 3.4 ; and (ii) pay to Genevant for time spent by employees or consultants of Genevant or its Affiliates working on an R&D Support Plan [***] or a technology transfer pursuant to Section 3.4, an amount calculated based on the FTE Rate.

(b)
Within [***], Genevant shall provide Gritstone with an invoice of reimbursable costs incurred in performance of any R&D Support Plan or a technology transfer pursuant to Section 3.4 (in each case as set forth in Section 4.2(a)), and Gritstone shall pay to Genevant any undisputed invoices within [***] of receipt thereof.

4.3
Development Milestone Payments. Subject to the terms and conditions of this Agreement (including clauses (a)-(c) of this Section 4.3), Gritstone shall pay to Genevant each of the nonrefundable, noncreditable payments set forth in the table below (each a “Development Milestone Payment”) upon the first achievement of the corresponding development milestone (as set forth in the table in this Section 4.3, each a “Development Milestone” and such table, the “Development Milestone Table”) by [***].

Development Milestone	Development Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]
	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

For clarity: [***]. Gritstone shall provide written notice to Genevant of the occurrence of each Development Milestone within [***] of its occurrence and pay the corresponding Development Milestone Payment to Genevant within [***] after delivery of an invoice from Genevant therefor.

Notwithstanding the foregoing:

(a)
with respect to each Development Milestone [***], then [***]; and

(b)
solely with respect to the Development Milestone [***], if, on the date such Development Milestone is achieved, [***], then:

(i)
if, as of the day immediately preceding the date such Development Milestone is achieved, [***], then [***]; or

(ii)
if, as of the day immediately preceding the date such Development Milestone is achieved, [***], then [***]; or

(iii)
if, as of the day immediately preceding the date such Development Milestone is achieved, [***], then [***].

For clarity, [***].

*the [***] to achieve this Development Milestone shall [***], but [***]”

(c)
In the event of [***], Gritstone shall provide written notice to Genevant [***] within [***] of its occurrence and [***] shall apply in each case [***]:

(i)
if [***], then [***];

(ii)
if [***];

(iii)
upon [***], if [***], then [***]:

(A)
[***];

(B)
[***];

(C)
[***]; or

(D)
[***];

(iv)
upon [***], if [***], then [***]:

(A)
if [***];

(B)
if [***];

(C)
if [***]; or

(D)
if [***];

(v)
upon [***], then [***] :

(A)
if [***];

(B)
if [***];

(C)
if [***]; or

(D)
if [***];

(vi)
Upon [***], if [***], then [***]:

(A)
if [***];

(B)
if [***]; or

(C)
if [***].

4.4
Commercial Milestone Payments.

(a)
Subject to the terms and conditions of this Agreement, Gritstone shall pay to Genevant for each Product each of the nonrefundable and noncreditable payments set forth in the table below (each, a “Commercial Milestone Payment”) upon the first achievement of the corresponding sales milestone for such Product (each, a “Commercial Milestone”) by [***]; provided that, if, [***], then: [***]; and [***].

Commercial Milestone	Commercial Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***]

(b)
For each Product, each Commercial Milestone Payment shall be due to Genevant [***]. For the avoidance of doubt, for each Product: [***].

4.5
Royalty Payments. Gritstone shall pay to Genevant the royalty on Net Sales set forth below on a Product-by-Product and country-by-country basis during the Royalty Payment Term for such Product in such country (the “Royalty”):

[***]

provided that, notwithstanding the foregoing, with respect to any Product:

(a)
if [***], then [***]; and
(b)
in the event that, [***]:

(i)
if [***]; and

(ii)
from and after [***].

Following expiry of the Royalty Payment Term in respect of any Product or country (x) the licenses granted by Genevant to Gritstone with respect to such Product and country become fully paid-up, sublicensable (subject to Section 2.2), royalty-free, exclusive, transferable, perpetual and irrevocable licenses, and (y) the obligation of Gritstone to pay any Royalty or Commercial Milestones with respect to sales of such Product in such country shall terminate.

4.6
Royalty Reductions.

(a)
(i) The Royalty due and payable under Section 4.5 for [***] with respect to a Product shall be reduced, on a country-by-country basis, by an amount equal to [***]; and (ii) if during the Royalty Payment Term for a Product and country, the manufacture, use and sale of such Product becomes no longer Covered by at least one Valid Claim in such country, the Royalty due and payable [***] shall thereafter be reduced [***]; provided that, notwithstanding clauses (i) and (ii) above, in no event will the Royalty payable by Gritstone to Genevant [***]. For clarity, [***].
(b)
Upon [***].

4.7
Royalty Reports; Expense Reports; Records and Audits.

(a)
Within [***] during which [***], Gritstone shall provide to Genevant a written report on a Product-by-Product and country-by-country basis (in electronic form) that includes, for [***], (i) [***] of all Products, and (ii) the calculated amount of the Royalty owed by Gritstone to Genevant in respect of the sale of such Products.

(b)
Until [***] of the date any book or record is created or such longer period required by Applicable Laws (the “Record Retention Period”), Gritstone shall maintain and retain complete and accurate books of account and records covering all transactions relating to payment of amounts that may be due under this Article IV. Upon the reasonable advance notice of Genevant [***], Gritstone shall make such books and records available for inspection and audit by Genevant’s authorized representative (which shall be a national certified public accounting firm designated by Genevant and reasonably acceptable to Gritstone), subject to reasonable precautions to protect the Confidential Information of Gritstone. Such examinations may not be conducted more than [***] and going back only during the Record Retention Period after receipt of the respective invoice and report. All audits must be conducted during normal business hours of Gritstone and conducted in a manner so as to minimize the impact on the normal operations of Gritstone. The accounting firm conducting any such audit must provide a report of its findings of any such audit to both Parties, may only identify in such report whether the amount of Royalty paid was correct and the actual amount of Royalty payable and may not disclose any other Confidential Information of Gritstone. The auditor’s report and all other information disclosed to the auditor or generated by the auditor in such audit shall be the Confidential Information of Gritstone. Genevant shall pay the cost of such audits unless it discovers that Gritstone has underreported aggregate Royalty during the applicable examination period by an amount equal to or greater than [***], in which case the costs of such audit shall be borne by Gritstone. If an audit reveals an underpayment or overpayment, the Party responsible for making payment shall promptly pay to the other Party the amount of the underpayment or overpayment discovered unpaid under this Section 4.7(b), subject to Section 4.10(d).

4.8
Sublicense Revenue. Unless and to the extent otherwise provided in Sections 4.3(b)(i), 4.3(b)(ii), 4.3(c), 4.4(a)(ii), or 4.5, upon [***] Gritstone shall [***]make a nonrefundable and noncreditable payment to Genevant [***], subject to Sections 4.10(a), 4.10(d) and 4.11.

4.9
Contingent Consideration Adjustment. If [***], then [***]; and [***].

4.10
Payment Procedure.

(a)
Remittance of payments to Genevant under this Agreement shall be made by means of wire transfer of immediately available funds to a bank account designated in advance in writing by Genevant. All amounts payable to Genevant under this Agreement shall be paid in United States dollars. With respect to Net Sales in a currency other than U.S. dollars, the Net Sales shall be converted to U.S. dollars using Gritstone’s then current internal foreign currency translation methodology actually used on a consistent basis in preparing its audited financial statements.

(b)
Any Development Milestone Payment owed pursuant to Section 4.3 shall be paid by Gritstone to Genevant as provided in Section 4.3. Any Commercial Milestone Payment owed pursuant to Section 4.4 shall be paid by Gritstone to Genevant within [***] in which the Commercial Milestone triggering the payment of such Commercial Milestone Payment occurred.

(c)
Any Royalty shall accrue in accordance with Section 4.5 during the applicable Royalty Payment Term. Royalty obligations that accrue during a [***] shall be paid within [***].

(d)
Any payments due from one Party to the other Party under this Article IV that are not paid within [***] after the date such payments are due (and not being disputed in good faith) shall bear interest from the date such unpaid payments are due until paid in full at the lesser of: (i) [***] per year above the prime rate quoted by the Wall Street Journal (U.S., Eastern Edition) in effect on the date that such payment would have been first due, and (ii) the highest amount of interest permitted by Applicable Laws. The foregoing interest shall be in addition to any other remedies that either Party may have pursuant to this Agreement.
4.11
Taxes. Gritstone may deduct or withhold from any payments due to Genevant amounts for payment of any withholding taxes that are required by law to be paid to any Governmental Authority with respect to such payments. Gritstone will give proper evidence from time to time as to the payment of any such tax. Gritstone is responsible for paying any local, state or federal taxes, levies or duties assessable by tax authorities in the applicable jurisdiction, excluding only taxes based on Genevant’s net income. Genevant will provide Gritstone all necessary documents and correspondence, and will also use reasonable efforts to provide to Gritstone any other cooperation or assistance on a reasonable basis as may be necessary, to enable Gritstone to claim exemption from such deduction or withholding taxes. The Parties will cooperate with each other in seeking relief or reduction in the deduction or withholding of any tax under any double taxation or other similar treaty or agreement from time to time in force and in seeking to receive a refund of any withholding tax or to claim a foreign tax credit.

ARTICLE V - ADDITIONAL OBLIGATIONS

5.1
Obligations of Gritstone; Covenants.

(a)
As between the Parties, Gritstone shall be solely responsible, at its sole expense and discretion, for identifying and selecting Payloads and Developing Products.

(b)
Gritstone shall use Commercially Reasonable Efforts to Develop, obtain Marketing Authorization Approval for, and, following receipt of Marketing Authorization Approval, Commercialize [***] for the Field in each Major Market, in each case including through its Affiliates and Sublicensees. For purposes of this Section 5.1, Commercially Reasonable Efforts shall be determined on a Major Market-by-Major Market basis, and it is anticipated that the level of effort may be different for different Major Markets and may change over time, reflecting changes in the status of the respective Major Markets; provided that failure by Gritstone (itself or through any of its Affiliates or Sublicensees) to undertake any material Research, Development, Manufacturing, or Commercialization activity, including planning activity, in respect of at least one Product for a period of [***] shall, for clarity but without limitation, constitute a breach of this Section 5.1(b).

(c)
If and to the extent required (i) by Applicable Laws in the Territory or (ii) to meet notice requirements applicable in the Territory to enforce a patent and recover damages for infringement, Gritstone shall mark, and contract with its sublicensees to mark, each Product for which Marketing Authorization Approval (or EUA) is obtained for the Field anywhere in the Territory with the number of each patent included in the Licensed Intellectual Property that cover such Product.

5.2
Obligations of Genevant. At the request, and subject to the approval, of Gritstone, Genevant shall prepare CMC sections of IND, IMPD (Investigational Medicinal Product Dossier),

Marketing Authorization Approval submissions for the Product and provide reasonable subject matter expert support to respond to questions from Regulatory Authorities, and provide reasonable assistance necessary for release of Product for use in clinical trials anywhere in the Territory. Without limiting the foregoing, Genevant shall provide to Gritstone, upon reasonable request and to the extent in Genevant’s possession, relevant CMC information, nonclinical and clinical data, and nonclinical and clinical documentation in support of Marketing Authorization Approvals and applications therefor or to support responses to requests from or inquiries of Regulatory Authorities, including INDs, biologics license applications and other regulatory filings, investigational brochures, and research reports related thereto. Gritstone will compensate Genevant for such activities at the FTE Rate.

5.3
Ownership of Approvals, INDs and Registration Filings. As between the Parties, Gritstone shall be solely responsible for, and shall have the decision-making authority in respect of, preparing, determining final content, prosecuting and maintaining in its name INDs and any Marketing Authorization Approvals for Products in the Field. Gritstone shall own, in their entirety,

(a) all Product-specific nonclinical and clinical data and reports, including those arising from clinical trials conducted for any Product, and (b) all Marketing Authorization Approvals and applications therefor, including INDs, biologics license applications and other regulatory filings, related thereto.

5.4
Regulatory Authority Communications. As between the Parties, Gritstone shall be solely responsible for initiating and responding to any communications related to any Product from any Regulatory Authority, including meetings with any Regulatory Authorities, at its sole cost and expense. Genevant shall use Commercially Reasonable Efforts to provide assistance reasonably requested by Gritstone in connection with the foregoing activities, subject to compensation from Gritstone at the FTE Rate.

5.5
Compliance with Law. Both Genevant and Gritstone, and their respective Affiliates, shall perform their respective obligations under this Agreement in compliance with Applicable Laws. The Parties shall cooperate with each other to provide reasonable assistance and take all actions that are necessary to comply with any Applicable Laws in connection with their respective Regulatory Authority obligations in relation to a Product.

5.6
Regulatory Authority Inspections. If a Regulatory Authority desires to conduct an inspection or audit of any facility in which any Development or Manufacturing activities are being carried out under this Agreement by or on behalf of Genevant or any data generated in the conduct of activities under this Agreement by or on behalf of Genevant, then (a) the Party receiving notice of such inspection or audit shall promptly notify the other Party of such inspection or audit, and

(b) Genevant shall (i) cooperate in reasonable respects with such Regulatory Authority during such inspection or audit, (ii) reasonably update Gritstone during (in the case of multi-day inspections or audits) and following such inspection or audit of any information relating to Products, (iii) promptly provide to Gritstone the inspection or audit observations of such Regulatory Authority relating to such activities or data; provided that Genevant shall have the right to redact any material from such inspection or audit observations that do not relate to the Products, (iv) prepare the response to any such observations, (v) provide a copy of such planned response to Gritstone to the extent it relates to a Product, shall consult with Gritstone concerning the response of Genevant to each such communication and, if such response affects the Product specifications or any Marketing

Authorization Approval (or Gritstone’s obligations to comply with any legal requirements), such response shall be subject to Gritstone’s approval, and (vi) conform its activities under this Agreement to any commitments made in such response. To the extent reasonably practicable and not otherwise prohibited by Applicable Laws or any contractual obligation to a Third Party, Genevant shall permit Gritstone the opportunity to be present on site during (but not directly participate in) any such inspection.

ARTICLE VI - INTELLECTUAL PROPERTY

6.1
Ownership.

(a)
Subject to the licenses granted by Genevant in Sections 2.1 and 2.5(a), Genevant is and shall at all times remain the sole and exclusive owner, regardless of inventorship, of all:

(i)
Genevant Background IP;

(ii)
Genevant Outside Foreground IP;

(iii)
Genevant’s Confidential Information;

(iv)
all inventions that: (A) are generated, created, conceived or reduced to practice in the performance of an R&D Support Plan, or the technology transfer set forth in Section 3.4, or any other activities conducted under this Agreement (all of the foregoing, collectively “Agreement Activities”) by or on behalf of (x) Genevant or its Affiliates alone, (y) Gritstone alone, or (z) Genevant or its Affiliates jointly with Gritstone; and (B) either (x) constitute an improvement, enhancement or derivative of any Genevant Background IP or, except in the case of clause (A)(y) above, Genevant Outside Foreground IP, or (y) are otherwise directed to LNPs; and (C) does not constitute an improvement, enhancement or derivative of any Gritstone Background IP or Payload IP (clauses (i)-(iv), collectively, “Genevant IP”).

(b)
Notwithstanding the foregoing, Genevant IP does not and will not include any Payload IP or Product IP or any improvements, enhancements or derivatives of Gritstone Background IP. Gritstone hereby assigns and agrees to assign to Genevant all of its right, title and interest to the Genevant IP and further agrees that it shall, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to ensure that all right, title, and interest in the Genevant IP is effectively transferred to and held by Genevant or its designee.

(c)
Subject to the licenses granted by Gritstone under Section 2.5(b), Gritstone is and shall at all times remain the sole and exclusive owner, regardless of inventorship, of:

(i)
all Gritstone Background IP and Gritstone Outside Foreground IP;

(ii)
Gritstone’s Confidential Information, including Payload Material;

(iii)
all inventions that (A) are generated, created, conceived or reduced to practice in the performance of the Agreement Activities by or on behalf of (x) Gritstone alone,

(y) Genevant or its Affiliates alone or (z) Gritstone jointly with Genevant or its Affiliates, and (B) constitute an improvement, enhancement or derivative of Gritstone Background IP, Payload IP or, solely in the case of clause (A)(x) above, Gritstone Outside Foreground IP and neither (x) also constitute an improvement, enhancement or derivative of any Genevant Background IP or, except in the case of clause (A)(x) above, Genevant Outside Foreground IP nor (y) are otherwise directed to LNPs; and

(iv)
all Product IP and Payload IP (clauses (i)-(iv), collectively,

“Gritstone IP”).

(d)
Genevant hereby assigns and agrees to assign to Gritstone all of its right, title and interest to the Gritstone IP and further agrees that it shall, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to ensure that all right, title, and interest in the Gritstone IP is effectively transferred to and held by Gritstone.

(e)
Except as set forth in Sections 6.1(a) - 6.1(c), which applicable Section shall for clarity control in the event of any conflict with this Section 6.1(e), but in each case subject to the licenses granted by Genevant in Sections 2.1 and 2.5(a):

(i)
inventorship of Intellectual Property conceived, reduced to practice or otherwise created in the performance of activities conducted under this Agreement shall be determined by the inventorship laws of the United States;

(ii)
all data, results and inventions generated, conceived, reduced to practice or otherwise created solely by or on behalf of Genevant or its Affiliates in the performance of Agreement Activities shall be owned by Genevant (the “Genevant Sole IP”);

(iii)
all Intellectual Property (other than Payload IP or Product IP) generated, conceived, reduced to practice or otherwise created solely by or on behalf of Gritstone in the performance of Agreement Activities shall be owned by Gritstone (the “Gritstone Sole IP”); provided that Gritstone hereby grants to Genevant a nonexclusive, sublicensable, worldwide right and license under Gritstone’s right in any Gritstone Sole IP related or directed to LNPs, including any such Gritstone Sole IP that constitutes an improvement, enhancement or derivative of any Genevant Background IP or Genevant Outside Foreground IP; and

(iv)
all Intellectual Property generated, conceived, reduced to practice or otherwise created jointly by employees, consultants, or contractors of Genevant or its Affiliates and by employees or Permitted Contractors of Gritstone in the performance of the Agreement Activities shall be owned jointly by the Parties (“Joint IP”).

(f)
Each Party shall have an undivided interest in Joint IP, which may be sublicensed to Third Parties, and any ownership rights therein may be transferred, in whole or in part, by each Party (unless otherwise prohibited by this Agreement and subject to any licenses thereunder granted under this Agreement); provided, however, that each Party agrees not to transfer any of its ownership interest in any of the Joint IP without securing the transferee’s written agreement to be bound by the terms of this Section 6.1(f). Neither Party hereto shall have the duty to account to the other Party for any revenues or profits obtained from any transfer of its interest in, or its use, sublicense or other exploitation of, the Joint IP outside the scope of this Agreement. The provisions governing Joint IP set forth in this Section 6.1(f) shall survive the expiration or termination of this Agreement. To the extent necessary to effect the intent of this Section 6.1(f), each Party grants to the other Party a nonexclusive, royalty-free, worldwide, sublicensable license under such Party’s interest in Joint IP, and all intellectual property rights therein, to make, use, sell, offer for sale and import the relevant Joint IP, for all purposes, subject to the license and rights granted under this Agreement.

(g)
Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest or other right, title or interest in or to any other Intellectual Property or Confidential Information of the other Party, whether by implication, estoppel or otherwise, including any items Controlled, delivered, or developed by the other Party.

(h)
The Parties agree that this Agreement constitutes a joint research agreement for purposes of 35 U.S.C. §102(c).

6.2
Prosecution and Maintenance of Patents.

(a)
Genevant shall have the sole right and responsibility, in its sole discretion and at its sole cost and expense, to file, prosecute, maintain or abandon patent protection in the Territory for Genevant Patents (and any Patent within Genevant IP), including patent term extensions and defending opposition, re-examination, post-grant review and similar proceedings. Genevant shall (i) use reasonable efforts to notify Gritstone of all material developments in connection with prosecuting and maintaining the Genevant Patents that cover any Genevant LNP that, to Genevant’s knowledge, is included in any Product and (ii) provide Gritstone with updates with respect to the foregoing upon Gritstone’s reasonable request.

(b)
Gritstone shall have the sole right and responsibility, in its sole discretion and at its sole cost and expense, to file, prosecute, maintain or abandon patent protection in the Territory for any Patent within Gritstone IP, including patent term extensions and defending opposition, re-examination, post-grant review and similar proceedings.

(c)
Subject to Section 6.2(d), [***], by counsel it selects and to whom [***] consents (such consent not to be unreasonably withheld, delayed or conditioned), shall be responsible for the preparation, filing, prosecution and maintenance of the Joint Patents in the countries selected by [***] in consultation with [***]. [***] shall provide [***] with access to all substantive documentation, filings and communications to or from the respective patent offices in the Territory with respect to the Joint Patents at reasonable times and on reasonable notice of at least [***]. [***] shall confer with and keep [***] reasonably informed regarding the status of such activities.

(d)
In the event that [***] desires to abandon, withdraw or otherwise discontinue the maintenance or prosecution of any Joint Patent anywhere in the Territory, [***] shall provide reasonable prior written notice to [***] of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Joint Patent with the applicable patent office) and [***] shall have the right, but not the obligation, to assume, at its expense, responsibility for the prosecution and maintenance thereof. In the event that [***] desires to abandon its interest in any Joint Patent anywhere in the Territory, (i) [***] shall provide written notice to [***] and shall thereupon cease to have any cost-sharing obligation in respect thereof and (ii) such Joint Patent shall thereupon become [***].

(e)
Except as provided in Section 6.2(d), all out-of-pocket costs and expenses incurred in the preparation, filing, prosecution and maintenance of any Joint Patent in the Territory shall be shared equally by the Parties.

(f)
Notwithstanding anything in this Agreement to the contrary, (i) Genevant shall not file a Patent that includes any claims directed to any Gritstone IP or Gritstone Sole IP and

(ii) Gritstone shall not file a Patent that includes any claims directed to any Genevant IP or Genevant Sole IP, in each case without the other Party’s prior written consent.

6.3
Third Party Infringement of Genevant Patents, Joint Patents, and Product Patents.

(a)
Each Party shall use reasonable efforts to promptly report in writing to the other Party any known or suspected infringement during the Term of any of the Joint Patents or [***], such Product Patents, in each case by a Third Party making, using or selling a COVID mRNA Vaccine in the Field (each, a “Collaboration Infringement”) of which such Party becomes aware, and provide the other Party with all evidence in its possession supporting or relating to such Collaboration Infringement.

(b)
Gritstone shall use reasonable efforts to promptly report in writing to Genevant any known or suspected infringement during the Term of any of the Genevant Patents by a Third Party making, using or selling a vaccine or other product for the Field (each, a “Genevant Patent Infringement”) of which Gritstone becomes aware and shall provide Genevant with all evidence in its possession supporting or relating to such Genevant Patent Infringement.

(c)
Gritstone shall have the first right to initiate an infringement or other appropriate suit (“Infringement Action”) with respect to a Collaboration Infringement or to take such other actions as Gritstone, in its sole discretion, deems appropriate with respect to such Collaboration Infringement, all at Gritstone’s sole cost and expense, as applicable; provided that, for clarity, Gritstone shall [***].

(d)
Genevant shall have the sole right to initiate an Infringement Action with respect to a Genevant Patent Infringement or to take such other actions as Genevant, in its sole discretion, deems appropriate with respect to such Genevant Patent Infringement, all at Genevant’s sole cost and expense, as applicable. For clarity, Genevant shall have the sole right to initiate an Infringement Action with respect to any known or suspected infringement during the Term by a Third Party of any of the (i) Joint Patents by a Third Party making, using or selling a product outside of the Field or (ii) Genevant Patents (and any such infringement or Infringement Action shall be outside the scope of this Agreement).

(e)
Gritstone shall (i) notify Genevant promptly after initiating any Infringement

Action commenced under Section 6.3(c) with respect to a Collaboration Infringement, (ii) consult closely with Genevant regarding all aspects of such Infringement Action, and (iii) permit Genevant to have an attorney of its own choosing participate in such Infringement Action. If Gritstone elects not to initiate, pursue or maintain any such Infringement Action with respect to a Collaboration Infringement (in the case of Gritstone, including through Sublicensees) for which it has the first right but not the sole right pursuant to Section 6.3(c), Gritstone shall provide Genevant with prompt written notice of its election when made. Thereafter, with the prior consent of Gritstone, which (A) for clarity may be given or withheld in Gritstone’s sole discretion and (B) shall, notwithstanding the foregoing not be required in the case of an election by Gritstone not to initiate, pursue or maintain any such Infringement Action in respect of a Joint Patent, Genevant shall have the right, but not the obligation, to initiate, pursue or maintain any Infringement Action that Genevant deems appropriate with respect to such Collaboration Infringement, all at Genevant’s sole cost and expense. Thereafter, Genevant shall consult closely with Gritstone regarding all aspects of such Infringement Action and permit Gritstone to have an attorney of its own choosing participate in such Infringement Action.

(f)
Neither Party shall enter into any settlement or compromise in connection with an Infringement Action with respect to a Collaboration Infringement that would (i) admit the validity or enforceability, or invalidity or unenforceability, of Patents owned or controlled by the other Party or (ii) require any payments, concessions, or otherwise bind such other Party, in each case (clauses (i) and (ii)) without such other Party’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(g)
Upon the request of Genevant, Gritstone shall cooperate with Genevant in any Infringement Action with respect to a Genevant Patent Infringement by joining as a party if necessary or required by Applicable Laws.

(h)
The Parties shall share in the proceeds from any Infringement Action commenced under Section 6.3(c) or Section 6.3(e) with respect to a Collaboration Infringement against a Third Party making, using or selling a Product in the Field, including settlements thereof (the “Proceeds”), as follows:

(i)
first, for the costs and expenses, including legal fees, that are incurred by either Party as part of, or in preparation for, the Infringement Action (pro rata);

(ii) then, if the Infringement Action is initiated and maintained by: (A) Gritstone, [***]; or (B) Genevant, [***].

(i) For clarity, [***].

6.4
Defense of Claims Brought by Third Parties. Each Party shall promptly notify the other Party if it becomes aware of any claim that Gritstone’s actual use, sale or practice of any Product in connection with its exercise of its licenses under Section 2.1 or Section 2.5 infringes, misappropriates, or otherwise violates the Intellectual Property rights of any Third Party.

ARTICLE VII - CONFIDENTIAL INFORMATION AND PUBLICITY

7.1
Nondisclosure of Confidential Information. Each Party agrees that, for itself and its Affiliates, until [***] the termination or expiration of this Agreement, a Receiving Party shall maintain all Confidential Information of the Disclosing Party in strict confidence and shall not disclose Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below. For the avoidance of doubt, (a) Genevant’s Confidential Information includes Genevant Know-How, Genevant Patents, Genevant IP, Genevant Sole IP, and Joint IP solely directed or solely relating to LNPs and (b) Gritstone’s Confidential Information includes Gritstone IP and Gritstone Sole IP. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Gritstone disclose any of Genevant’s Confidential Information to [***], except to the extent expressly provided in Section 7.4(c).

7.2
Exceptions. The obligations in this Article VII shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent documented proof: (a) was known to the Receiving Party or its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

(b) is subsequently disclosed to the Receiving Party or its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

(c) is or otherwise becomes generally available to the public or enters the public domain, either before or after it is disclosed to the Receiving Party, and such public availability is not the result, directly or indirectly, of any fault of, or improper taking, use or disclosure by, the Receiving Party or its Affiliates or anyone working in concert or participation with the Receiving Party or its Affiliates; or (d) except for Product IP, has been independently developed by employees or contractors of the Receiving Party or its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party. Notwithstanding the foregoing, (i) specific Confidential Information disclosed by a Disclosing Party shall not be deemed to be within any exceptions set forth in (a), (b), or (c) above merely because it is embraced by more general information to which one or more of those exceptions may apply, (ii) no combination of information shall be deemed to be within any such exceptions unless the combination itself and its principle of operation are within the public domain and (iii) disclosure of Confidential Information to Regulatory Authorities shall not constitute a public disclosure (i.e., it shall remain Confidential Information after such disclosure), unless such information is made available to the public by the Regulatory Authority. Even though Confidential Information may be within one of the exceptions described in the preceding sentence, the Receiving Party shall not disclose to Third Parties that the excepted Confidential Information was received from the Disclosing Party.

7.3
Permitted Use; Protection. Confidential Information of a Disclosing Party may be used by the Receiving Party in the performance of its obligations under this Agreement, including disclosures to Permitted Contractors who are bound by enforceable confidentiality agreements with terms consistent with and at least as protective as this Article VII, as otherwise expressly authorized in this Agreement or as expressly authorized by the Disclosing Party in writing. Notwithstanding anything the contrary herein, Confidential Information that is Licensed Intellectual Property may be used and disclosed by Gritstone in connection with the exercise of the rights granted to it under Article II, subject to and in accordance with the provisions of this Agreement. Each Receiving Party shall take steps to maintain the confidentiality of the Disclosing Party’s Confidential Information that are consistent with the steps it takes to maintain the confidentiality of its own Confidential Information of a similar value, but in no event less than commercially reasonable steps; provided, however, that nothing in this Agreement shall be deemed to eliminate, restrict, or otherwise limit Gritstone’s license to use such Confidential Information in accordance with the terms and conditions of this Agreement.

7.4
Permitted Disclosures. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is: (a) necessary by either Party to comply with Applicable Laws (including any securities Applicable Laws or the rules of a securities exchange in a relevant jurisdiction) and with judicial process, if such disclosure is subject to an order of the court, or with written consent of the Disclosing Party; provided, however, that, where legally permissible, (i) the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make any disclosure sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, including seeking protective orders or injunctive relief, and (ii) consistent with Applicable Laws, the Disclosing Party shall have the right to suggest reasonable changes to the disclosure to protect its interests, and the Receiving Party shall not unreasonably refuse to include such changes in its disclosure; (b) by Gritstone or its Sublicensees, as necessary or reasonably useful in connection with the Development, Manufacture or Commercialization of a Product that uses or employs Licensed Intellectual Property, including labeling requirements and disclosures in connection with obtaining Marketing Authorization Approvals, so long as the Development, Manufacture or Commercialization of such Product has been and is performed in a manner that complies with the terms and conditions of Gritstone’s license to such Licensed Intellectual Property and reasonable steps are taken to maintain the confidentiality of such Confidential Information even when disclosed for such purposes; (c) by either Party in connection with discussions with and to current or prospective investors, acquirers, merger partners, or financing sources and their advisors, provided that such parties are bound by enforceable obligations of confidentiality at least substantially as protective as this Article VII; and (d) as provided in Section 7.6.

7.5
Press Release. The Parties shall agree on a mutually acceptable press release to announce this Agreement [***]. Thereafter, except as provided in Section 7.7, neither Party shall issue a press release or public announcement relating to the other Party or the collaboration activities undertaken pursuant this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld, delayed or conditioned (it being understood that, without limitation, withholding approval to a press release or public announcement required by Applicable Laws would be unreasonable). Except as otherwise provided herein, each Party agrees not to use the name, trademark, service mark, or design registered to the other Party or its Affiliates in any publicity, promotional, or advertising material, without prior written approval of the other Party.

7.6
Securities Filings. If either Party proposes to file with the Securities and Exchange Commission, or the securities regulators of any state or other jurisdiction, a registration statement or any other disclosure document which describes or refers to this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities law, the Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant portions of the proposed filing not less than [***] (or such other period as is reasonable under the circumstances) prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the Agreement, and shall use reasonable efforts to obtain confidential treatment of any information concerning the Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information which it is advised by counsel is legally required to be disclosed. No such notice shall be required under this Section 7.6 if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the either Party hereunder or otherwise approved in writing by the other Party.

7.7
Terms of this Agreement. Except as otherwise specifically set forth in this Article VII, without the prior consent of the other Party, neither Party shall disclose any terms or conditions of this Agreement (including any schedule or exhibit hereto) to any Third Party nor make any statement to the public regarding the execution or any other aspect of the subject matter of this Agreement (including the Development or Commercialization status of Products), except: (a) to the extent such disclosure is required by Applicable Laws or stock exchange rules or regulations and, to the extent practicable, the other Party is provided with the opportunity sufficiently in advance of disclosure to review such information and seek confidential treatment thereof; (b) for discussions and other disclosures with and to current or prospective investors, lenders, (in the case of Gritstone) Sublicensees, acquirers, merger partners, or financing sources and their advisors; (c) either Party may use the text of a statement previously approved for public dissemination by the other Party; and (d) Genevant shall have the right, in its sole discretion, to issue a press release or otherwise disclose publicly the receipt of any milestone or other payment hereunder. With respect to any disclosures made pursuant to clause (b) above, each such Third Party recipient of Confidential Information shall be subject to obligations of confidentiality and nonuse with respect to such Confidential Information substantially similar to the obligations of confidentiality and nonuse of the Receiving Party pursuant to this Article VII.

ARTICLE VIII - INDEMNIFICATION

8.1
Genevant Indemnification. Genevant shall indemnify and defend Gritstone and its Affiliates, and their respective agents, directors, officers, employees, representatives, successors and permitted assigns (the “Gritstone Indemnitees”) against and shall hold each of them harmless from any and all losses, costs, damages, fees or expenses (“Losses”) actually incurred or suffered by a Gritstone Indemnitee to the extent arising out of or in connection with any claim, suit, demand, investigation or proceeding brought by a Third Party based on: (a) any breach of any representation, warranty or covenant by Genevant under this Agreement; or (b) Genevant’s or its Affiliates’ gross negligence, willful misconduct or violation of Applicable Laws. The foregoing indemnification shall not apply to the extent that any Losses are due to Gritstone’s or any of its Affiliates’ or its Sublicensees’ gross negligence or willful misconduct or violation of Applicable Laws or are subject to Gritstone’s indemnification obligations pursuant to Section 8.2.

8.2
Gritstone Indemnification. Gritstone shall indemnify and defend Genevant and its Affiliates, and their respective agents, directors, officers, employees, representatives, successors and permitted assigns (the “Genevant Indemnitees”) against and shall hold each of them harmless from any and all Losses actually incurred or suffered by a Genevant Indemnitee to the extent arising out of or in connection with any claim, suit, demand, investigation or proceeding brought by a Third Party based on: (a) any breach of any representation, warranty or covenant by Gritstone under this Agreement; (b) Gritstone’s or any of its Affiliates’ or Sublicensees’ gross negligence, willful misconduct or violation of Applicable Laws; or (c) except as otherwise provided in a supply agreement, if any, between the Parties or their respective Affiliates, product recall, products’ liability or similar claims based on the Development, Manufacture or Commercialization of a Product by Gritstone, its Affiliates or Sublicensees. The foregoing indemnification obligations shall not apply to the extent that any Losses are due to Genevant’s or its Affiliates’ gross negligence or willful misconduct or violation of Applicable Laws or are subject to Genevant’s indemnification obligations pursuant to Section 8.1.

8.3
Tender of Defense; Counsel. Any Person seeking indemnification under this Article VIII (the “Indemnified Party”) agrees to give prompt notice in writing to the other Party (the “Indemnifying Party”) of the assertion of any claim or the commencement of any action by any Third Party (a “Third-Party Claim”) in respect of which indemnity may be sought under this Article VIII. Such notice shall set forth in reasonable detail such Third-Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify (or to so notify promptly) the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification and hold harmless obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party. The Indemnifying Party shall be entitled to control and appoint lead counsel reasonably satisfactory to the Indemnified Party for such defense by written notice to the Indemnified Party within [***] after the Indemnifying Party has received notice of the Third-Party Claim, in each case at its own expense. The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third-Party Claim and shall pay the fees and expenses of one counsel retained by the Indemnified Party if: (a) the Third-Party Claim relates to or arises in connection with any criminal proceeding, action, indictment or allegation; (b) the Third-Party Claim seeks an injunction or equitable relief against an Indemnified Party or any of its Affiliates; or (c) the Indemnifying Party, as reasonably and in good faith determined by the Indemnified Party’s counsel, has failed or is failing to prosecute or defend vigorously the Third-Party Claim. Each Indemnified Party shall obtain the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, delayed or conditioned, before entering into any settlement of a Third-Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to enter into or approve any settlement of a Third-Party Claim without the consent of the Indemnified Party (which may be withheld in its sole discretion), if the settlement (i) does not unconditionally release all applicable Indemnified Parties and their Affiliates from all Losses with respect to such Third-Party Claim, (ii) imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates, (iii) involves any admission of criminal or similar liability, or (iv) involves any monetary damages that may not be fully covered by the Indemnifying Party. In the event that the Indemnifying Party fails to assume the defense of the Third-Party Claim in accordance with this Section 8.3, (1) the Indemnified Party may defend against the Third-Party Claim in any manner it reasonably may deem appropriate, and (2) the Indemnifying Party shall remain responsible for any Losses of the Indemnified Party as a result of such Third-Party Claim. In circumstances where the Indemnifying Party is controlling the defense of a Third-Party Claim in accordance with this Section 8.3, the Indemnified Party shall be entitled to participate in the defense of any Third-Party Claim and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel shall be borne by such Indemnified Party. Notwithstanding anything herein to the contrary, in circumstances where there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel for the Indemnifying Party and the Indemnified Party, the Indemnified Party shall be entitled to employ separate counsel that is reasonably acceptable to the Indemnifying Party, and the

Indemnifying Party shall pay the reasonable fees and expenses of such separate counsel. Each Party shall cooperate, and cause their respective Affiliates to cooperate, in all reasonable respects in the defense or prosecution of any Third-Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith, all at the expense of the Indemnifying Party.

ARTICLE IX - TERM AND TERMINATION

9.1
Term. The term of this Agreement shall begin on the Effective Date and, unless terminated earlier as provided herein, shall continue until the last to expire Royalty Payment Term (the “Term”); provided that, for clarity, the effective date of early termination of this Agreement shall be the last day of the Term. Following expiry of the Royalty Payment Term in respect of any Product or country, Gritstone shall have the paid-up licenses in respect of such Product and country described in Section 4.5.

9.2
Termination of Agreement for Material Breach.

(a)
If either Party commits a material breach of any of its obligations under this Agreement, and such breach or default continues without cure for a period of [***] after delivery by the other Party of written notice reasonably detailing such breach or default, then the other Party shall have the right to terminate this Agreement, with immediate effect, by giving written notice to the breaching Party. Notwithstanding the above, if the breach is capable of being cured, but cure of such breach (other than nonpayment) cannot reasonably be effected within such [***] period but is capable of being cured within [***] after delivery of the written notice reasonably detailing such breach or default (the “Extended Cure Period”), the breaching Party shall deliver to the nonbreaching Party a plan reasonably calculated to cure such breach within such [***] period . So long as the breaching Party is diligently carrying out such plan, the nonbreaching Party shall not have the right to terminate this Agreement until, if the breach or default is not yet cured, expiration of the Extended Cure Period. If the breaching Party fails to diligently carry out such plan and cure such breach or default within the Extended Cure Period, then the nonbreaching Party may terminate this Agreement upon written notice to the breaching Party. For purposes of this Section 9.2(a), whether a breach is a material breach must be considered in light of all of the circumstances.

(b)
Notwithstanding anything to the contrary in Section 9.2(a), if the allegedly breaching Party disputes in good faith the existence or materiality of such breach or default and provides notice to the other Party of such dispute within the [***] cure period, such other Party will not have the right to terminate this Agreement in accordance with Section 9.2(a) unless and until (i) it has been determined in accordance with Section 10.7 that this Agreement was materially breached by the allegedly breaching Party (as set forth in Section 9.2(a)), and (ii) such Party failed to cure such breach within [***] following the issuance of the arbitral award in accordance with Section 10.7.

9.3
Termination at Will. Gritstone shall have the right to terminate this Agreement in its entirety at any time in its sole discretion for any reason or no reason at all by giving ninety (90) days’ advance written notice to Genevant.

9.4
Termination for Safety, Efficacy, or Regulatory Reasons. Notwithstanding Section 9.3, Gritstone may immediately terminate this Agreement in its entirety or on a Product-by-Product or country-by-country basis by providing written notice to Genevant if: (i) prior to regulatory approval to market and sell a Product for the Field in such country, Gritstone or any Sublicensee determines in good faith, using reasonable medical judgment, that there are material concerns regarding the safety of such Product (a “Safety Failure”); (ii) a Product substantially achieves none of the primary efficacy endpoints (including surrogates or pharmacodynamic markers) of any clinical trial involving the Product (an “Efficacy Failure”); or (iii) any Regulatory Authority takes any action, or raises any objection, that prevents Gritstone or any Sublicensee from importing, exporting, purchasing, or selling any Product or LNPs; provided, however, that Gritstone acts in good faith in making such determination and reasonably consults with Genevant prior to terminating this Agreement due to a Safety Failure or Efficacy Failure.

9.5
Reserved.

9.6
Challenges of Genevant Patents. If Gritstone or any of its Affiliates or Sublicensees directly or indirectly and voluntarily commences or participates in any Challenge, Genevant shall have the right to give a written “Challenge Notice” to Gritstone (which Challenge Notice must be given, if at all, within [***] after the CEO or highest-ranking legal executive of Genevant Sciences Corporation or Genevant Sciences, Inc. first becomes aware that Gritstone or any of its Affiliates or Sublicensees has directly or indirectly and voluntarily commenced or participated in such Challenge) that the licenses granted by Genevant to Gritstone hereunder to such Genevant Patent(s) shall terminate [***] following Gritstone’s receipt of the Challenge Notice, and, unless Gritstone or any of its Affiliates or Sublicensees, as applicable, withdraws or causes to be withdrawn all such Challenge(s) within such [***] period, such licenses to such Genevant Patent shall so terminate; provided that, if such action, proceeding or assertion is made by a Sublicensee, (a) the license shall only terminate with respect to the portion of the Field and Territory applicable to the sublicense granted to such Sublicensee, subject to clause (b), and (b) Genevant may not so terminate the license if Gritstone has terminated all sublicenses granted to such Sublicensee hereunder within [***] after Gritstone has received the Challenge Notice. For the purpose of this Section, “Challenge” means any challenge to the validity or enforceability of a Genevant Patent, including by (i) filing a declaratory judgment action in which the applicable Genevant Patent is alleged to be invalid or unenforceable, (ii) becoming party to an interference with the applicable Genevant Patent pursuant to 35 U.S.C. §135 or (iii) filing or commencing any re-examination, opposition, cancellation, nullity or similar proceedings against the applicable Genevant Patent, or petitioning for any form of administrative or judicial (or arbitration) review of the applicable Genevant Patent, including post-grant review, inter partes review, or opposition proceedings; provided, however, that the term Challenge shall not include arguments, or any other statements or allegations, made by or on behalf of Gritstone, its Affiliate, or its Sublicensee that: (A) distinguish the inventions claimed in Patents owned or controlled (except by virtue of this Agreement) by Gritstone, its Affiliate, or its Sublicensee from those claimed in the Genevant Patents (1) in the ordinary course of ex parte prosecution of such patents or patent applications owned or controlled by Gritstone, its Affiliate, or its Sublicensee, including any reissue or reexamination patents or patent applications, or (2) in inter partes, post grant review proceedings, oppositions, nullity proceedings, reissue proceedings, reexamination proceedings, and other similar proceedings before the U.S. Patent & Trademark Office or other agency or tribunal in any jurisdiction, or in any arbitration or litigation, wherein such patents or patent applications owned or controlled by Gritstone, its Affiliate, or its

Sublicensee have been challenged by Genevant or its Affiliates; or (B) are made in connection with a response to a claim or allegation that Gritstone, its Affiliate, or its Sublicensee, or any of their respective direct or indirect customers infringes or may infringe any Patents Controlled or enforceable by Genevant, its Affiliates, or any of their respective successors or assigns. Neither Gritstone’s, its Affiliate’s, a Sublicensee’s, nor any of their employees’ participating in or appearing in any such action, proceeding or claim as a result of receiving a subpoena or other court order requiring such participation or appearance shall give rise to a right for Genevant to terminate as set forth in this Section 9.6.

9.7
Rights in Bankruptcy.

(a)
Each Party (the “Insolvent Party”) shall promptly notify the other Party (the “Solvent Party”) in writing upon the initiation of any proceeding in bankruptcy, reorganization, dissolution, liquidation or arrangement for the appointment of a receiver or trustee to take possession of the assets of the Insolvent Party or similar proceeding under law for release of creditors by or against the Insolvent Party or if the Insolvent Party shall make a general assignment for the benefit of its creditors. To the extent permitted by Applicable Laws, if the applicable circumstances described above shall have continued for [***] undismissed, unstayed, unbonded and undischarged, the Solvent Party may terminate this Agreement upon written notice to the Insolvent Party at any time. If Genevant is the Insolvent Party, the rights and remedies granted to Gritstone (as the Solvent Party) pursuant to this Section 9.7(a) shall be in addition to, and not in lieu of, Gritstone’s rights and remedies under Section 9.7(b).
(b)
Without limiting the foregoing, the Parties acknowledge and agree that all rights and licenses granted under or pursuant to this Agreement to Gritstone, and otherwise will be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (“U.S. Bankruptcy Code”) or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, and, in the event that a case under U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws is commenced by or against Genevant, Gritstone shall have all of the rights set forth in Section 365(n) or comparable provision of applicable bankruptcy or insolvency laws to the maximum extent permitted thereby. Without limiting Gritstone’s rights under Section 365(n) or comparable provision of applicable bankruptcy or insolvency laws, if a case under U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws is commenced by or against Genevant, Gritstone will be entitled, to the extent in Genevant’s possession, to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in Gritstone’s possession, will be promptly delivered to it (a) before this Agreement is rejected by or on behalf of Genevant, within [***] upon Gritstone’s written request therefor, unless the Genevant, or its trustee or receiver, elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a), following the rejection of this Agreement by or on behalf of Genevant upon written request therefor by Gritstone. All rights of Gritstone under this Section 9.7(b) are in addition to and not in substitution of any and all other rights, powers, and remedies that each party may have under this Agreement, U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, and any other Applicable Laws. In addition, and notwithstanding anything to the contrary hereunder, to the extent ownership or control of any of Licensed Intellectual Property is transferred or assigned to any Third Party (regardless of the method or nature of any such transfer or assignment, whether voluntary or involuntary, and whether by merger, operation of law, bankruptcy, or otherwise): (i) such Licensed Intellectual Property shall continue to be licensed hereunder on the terms and conditions set forth herein; (ii) Gritstone shall continue to have the same license rights therein under this Agreement as it had prior to such transfer; and (iii) the licenses to such Licensed Intellectual Property in this Agreement shall be deemed hereby to have been automatically granted by such transferee. To the extent necessary to effectuate clauses (i)-(iii), Genevant hereby agrees to execute any documents and take all other lawful actions reasonably requested by Gritstone.

9.8
Consequences of Expiration or Termination; Survival.

(a)
Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing (i.e., where the activity or event giving rise to such obligation has occurred, whether or not any amount in respect thereto is yet due or owing) prior to or upon such expiration or termination, and the provisions of Sections 2.2(c), 4.7(b), 4.10, 4.11, 5.3, 6.1, 6.2 (excluding the last sentence of Section 6.2(a)), 9.7(b), 9.8, 9.9, 10.1(c), and 10.2 through 10.16, Sections 6.3(a), 6.3(c), 6.3(e), 6.3(f) and 6.3(h) (solely with respect to Joint Patents and, in the case of Section 6.3(h), each other Section of this Agreement to the extent necessary to give effect to Section 6.3(h)) and Article I (Definitions), Article VII (Confidential Information and Publicity) (for the term set forth in Section 7.1), and Article VIII (Indemnification) shall survive any expiration or termination of this Agreement.
(b)
On the effective date of termination of this Agreement, each Party shall promptly return to the other Party all written Confidential Information of the other Party and all copies thereof (except for one archival copy to be retained solely for the purpose of confirming which information to hold in confidence hereunder and any backup copies generated by such Party’s information technology systems).

(c)
In the event this Agreement is terminated in accordance with its terms, then the license granted under Section 2.1 shall terminate upon the effective date of such termination, subject to Section 2.2(c). The termination by Genevant of the rights granted to Gritstone under Section 2.1 shall be without prejudice to:

(i)
any sublicenses that survive in accordance with Section 2.2(c);

(ii)
Genevant’s right to receive all payments from Gritstone under this Agreement for which the activity or event giving rise to payment has occurred as of the effective date of termination (whether or not such payment has become due and payable), which for clarity but without limitation shall include Genevant’s noncancelable obligations to Third Parties actually and reasonably incurred by Genevant in the performance of an R&D Support Plan or any technology transfer prior to receipt of notice of termination; and

(iii)
Genevant’s right to receive within [***] after the effective date of such termination, a written report from Gritstone detailing the amount of Product(s) that Gritstone, its Affiliates, Sublicensees and sub-Sublicensees then have completed on hand, the sale of which would, but for the termination, be subject to Royalty.

In addition, with respect to any Product for which Gritstone has obtained a Marketing

Authorization Approval in any country prior to Genevant’s receipt of notice of termination, Gritstone shall be allowed to continue to commercialize such Product in such country, whether on its own or through Third Parties, to the extent manufactured prior to the effective date of such termination, for up to [***] from such date, subject to payment to Genevant of the Royalty and any and all other amounts hereunder payable with respect to sales of such Product.

9.9
Remedies. The Parties acknowledge and agree that, in the event of a breach or a threatened breach by either Party of this Agreement for which it shall have no adequate remedy at law, the other Party may suffer irreparable damage and, accordingly, may be entitled to injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, in addition to any other remedy they might have at law or at equity. In the event of a breach or threatened breach by a Party of any such provision, the other Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which the other Party may be entitled in law or equity.

ARTICLE X - MISCELLANEOUS

10.1
Representations and Warranties.

(a)
Mutual Representations, Warranties, and Covenants. Each Party hereby represents, warrants, and covenants to the other Party that:

(i)
as of the Effective Date, it is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation, and has all necessary power and authority to conduct its business in the manner in which it is currently being conducted, to own and use its assets in the manner in which its assets are currently owned and used, and to enter into and perform its obligations under this Agreement;

(ii)
as of the Effective Date, the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Party and its Board of Directors or other governing body and no consent, approval, order or authorization of, or registration, declaration or filing with any Third Party or Governmental Authority is necessary for the execution, delivery or performance of this Agreement;

(iii)
as of the Effective Date, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to (A) Applicable Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) Applicable Laws governing specific performance, injunctive relief and other equitable remedies;

(iv)
such Party shall perform its obligations herein in compliance with all Applicable Laws; and

(v)
neither such Party nor any of its Affiliates has ever been, nor to each Party’s knowledge has any of its employees have ever been, and neither such Party nor any of its Affiliates shall knowingly use any individual in the performance of Research and Development of Products under this Agreement that has been (A) convicted of a crime for which a Person can be debarred under Section 306(a) or 306(b) of the Generic Drug Enforcement Act of 1992 or under 42 U.S.C. Section 1320-7 or (B) sanctioned by, suspended, excluded or otherwise ineligible to participate in any federal health care program, including Medicare and Medicaid or in federal procurement or nonprocurement programs. If at any time this representation and warranty is no longer accurate, Genevant or Gritstone, as the case may be, shall immediately notify the other of such fact.

(b)
Genevant Representations, Warranties, and Covenants. Except as provided on Exhibit C attached hereto, Genevant hereby represents, warrants, and covenants to Gritstone as of the Effective Date that:

(i)
it is entitled to grant the rights and licenses granted to Gritstone under this Agreement, and it and its Affiliates are not bound by any agreement with any Third Party, or by any outstanding order, judgment, or decree of any court or administrative agency, that restricts it in any way from granting to Gritstone the rights and licenses as set forth in this Agreement;

(ii)
[***];

(iii)
neither Genevant nor any of its Affiliates has assigned, transferred, conveyed or otherwise encumbered, nor during the Term shall assign, transfer, license, convey or otherwise encumber, its right, title and interest in any Licensed Intellectual Property in a manner that conflicts with or reduces the scope of Gritstone’s rights under this Agreement;

(iv)
neither Genevant nor any of its Affiliates shall during the Term (A) grant any rights [***] that would prevent it from granting the rights granted to Gritstone under this Agreement [***];

(v)
attached hereto as Exhibit D is a complete and accurate list of all published and issued Genevant Patents Controlled by Genevant or any of its Affiliates as of the Effective Date;

(vi)
except for Patents or Know-How in-licensed by Genevant under the Existing Third Party Agreements, Genevant solely owns the Licensed Intellectual Property;

(vii)
Genevant (A) has not materially breached any provision of the Existing Third Party Agreements, (B) will not take any action that would result in any material breach of any provision of the Existing Third Party Agreements, to the extent, with respect to any Existing Third Party Agreement, such action would provide the licensor thereunder the right to terminate or reduce the scope of rights granted to Genevant under such Existing Third Party Agreement (it being understood that Genevant will be solely responsible for satisfying any financial obligation under the Existing Third Party Agreements), (C) will promptly provide to Gritstone any notice of breach received from the applicable Third Party in connection with the Existing Third Party Agreements and keep Gritstone reasonably apprised of Genevant’s progress in curing such breach or resolving the dispute with such Third Party, (D) will not terminate the Existing Third Party Agreements, and (E) will not amend the Existing Third Party Agreements in a way that would prevent it from granting the rights granted to Gritstone under this Agreement, or that would otherwise conflict with or reduce the scope of Gritstone’s rights under this Agreement;

(viii)
Genevant has not received any written notice of [***] any claims or allegations that (A) a Third Party has any right or interest in or to any Genevant Patent or any other Licensed Intellectual Property or (B) the Genevant Patents are invalid or unenforceable;
(ix)
Genevant has not received [***] any claims or allegations that the exploitation of the Licensed Intellectual Property infringes or misappropriates any Intellectual Property rights of any Third Party;

(x)
to Genevant’s knowledge, the Licensed Intellectual Property does not include any trade secrets that have been misappropriated from any Third Party or obtained in breach of any contractual obligation of Genevant or its employees to a Third Party;

(xi)
to Genevant’s knowledge, neither Genevant nor any of its Affiliates, nor any of its or their respective officers, employees or contractors, has [***]; and

(xii)
to Genevant’s knowledge, Genevant has not employed (and, to its knowledge, has not used a contractor or consultant that has employed) any person debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in the conduct of its activities prior to the Effective Date of this Agreement, and no action, suit, claim, investigation or legal or administrative proceeding is pending or, to its knowledge, is threatened, relating to the debarment or conviction of it or, to its knowledge, any such person who has performed services on its behalf prior to the Effective Date.

(c)
Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY INTELLECTUAL PROPERTY, PRODUCTS, GOODS, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OR VALIDITY OF PATENTS WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY PRODUCT PURSUANT TO THIS AGREEMENT SHALL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO ANY SUCH PRODUCT SHALL BE ACHIEVED.

10.2
Force Majeure. A Party shall neither be held liable or responsible to any other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement (other than the payment of money) to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including fire, floods, embargoes, power shortage or failure, acts of war (whether war be declared or not), insurrections, riots, terrorism, civil commotions, strikes, lockouts or other labor disturbances, pandemics, acts of God or any acts, omissions or delays in acting by any Governmental Authority or any other Party, and such affected Party promptly begins performing under this Agreement once such causes have been removed.

10.3
Consequential Damages. NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY WITH RESPECT TO THIS AGREEMENT, AND THE ACTIVITIES CONTEMPLATED HEREBY (INCLUDING ANY R&D SUPPORT PLAN), FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR SIMILAR DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE AND REGARDLESS OF THE CAUSE OF ACTION FROM WHICH THEY ARISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.3 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OF A PARTY OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE VII.

10.4
Assignment; Change of Control.

10.4.1
Neither Party shall assign or transfer any of its rights and obligations hereunder without the prior written consent of the other Party, except (a) to a purchaser of all or substantially all of the assets or business of such Party to which this Agreement relates, or to the Successor resulting from any Change of Control, or (b) to an Affiliate; provided, however, that

(i) such assignment to an Affiliate shall not relieve such Party of its obligations herein, and (ii) in each case, the assigning Party shall provide the other Party with written notice of such assignment or transfer within [***] after such assignment or transfer. Any purported transfer or assignment in contravention of this Section 10.4.1 shall, at the option of the nonassigning Party, be null and void and of no effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

10.4.2
From and after any Change of Control [***].

10.5
Notices.

Notices to Gritstone shall be addressed to:

[***]

Notices to Genevant shall be addressed to:

[***]

With a copy to (which shall not constitute notice):

[***]

Either Party may change its address by giving notice to the other Party in the manner provided in this Section 10.5. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by certified mail, return receipt requested, postage prepaid, (b) sent via a reputable international express courier service, or (c) sent by electronic transmission, with a copy by regular mail. The effective date of the notice shall be the actual date of receipt by the receiving party.

10.6
Independent Contractors. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Party to act as the agent for the other Party.

10.7
Governing Law; Dispute Resolution.

(a)
This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of New York, excluding its conflicts of laws principles.

(b)
The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the alleged breach thereof. Subject to Section 10.7(h), in the event the Parties cannot resolve such dispute, controversy or claim within a period of [***] from first attempting to do so, then either Party may refer the matter to the Executive Officers of the Parties for resolution by the sending of a notice of dispute(s) for executive resolution (each such notice a “Notice of Dispute(s)”). The Executive Officers of the Parties shall endeavor to meet in person within [***] following transmittal of the Notice of Dispute(s).

(c)
Except as expressly set forth in Section 10.7(h), if, after going through this procedure, the Executive Officers are unable to resolve, and a Party wishes to pursue, the matter, such matter, if not an Excluded Claim, shall be finally resolved by binding arbitration administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures then in effect (the “JAMS Rules”).
(d)
The arbitration shall be conducted by a single arbitrator acceptable to both Gritstone and Genevant. If Gritstone and Genevant are unable to agree on an arbitrator, the arbitration shall be conducted by a panel of three (3) neutral arbitrators, each of whom shall have significant legal or business experience in the pharmaceutical industry and none of whom shall be a current or former employee or director, or a current significant shareholder, of either Party, any of their respective Affiliates or any Sublicensee; within [***] after initiation of arbitration, each Party shall select one (1) person to act as arbitrator and the two (2) Party-selected arbitrators shall select a third (3rd) arbitrator within [***] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third (3rd) arbitrator, the third (3rd) arbitrator shall be appointed by JAMS. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English. Within [***] after selection of the single arbitrator or the third arbitrator, as the case may be, the arbitrator(s) shall conduct the Preliminary Conference (as defined in the JAMS Rules). In addressing any of the subjects within the scope of the Preliminary Conference, the arbitrator(s) shall take into account both the desirability of making discovery efficient and cost-effective and the needs of the Parties for an understanding of any legitimate issue raised in the arbitration. The award rendered by the arbitrator(s) shall be final, binding and nonappealable, and judgment may be entered upon it in any court of competent jurisdiction.

(e)
Either Party may apply to the arbitrator(s) for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. The authority of the arbitrator(s) to award punitive or any other type of damages not measured by a Party’s compensatory damages shall be subject to the limitation set forth in Section 10.3. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the fees of the arbitrator(s) and any administrative fees of arbitration.

(f)
Except to the extent necessary to confirm or enforce an award or as may be required by law, neither Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of the other Party. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

(g)
The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payment made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payment is not due.

(h)
Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding. In addition, either Party may bring an action in any court of competent jurisdiction to resolve an Excluded Claim, and no such claim shall be subject to arbitration pursuant to Section 10.7(c).
10.8
Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of the relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable, provided that the Parties shall negotiate in good faith a modification of this Agreement with a view to revising this Agreement in a manner that reflects, as closely as is reasonably practicable, the commercial terms of this Agreement as originally signed.

10.9
No Implied Waivers. The waiver by a Party of a breach or default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

10.10
Headings. The headings of articles and sections contained in this Agreement are intended solely for convenience and ease of reference and do not constitute any part of this Agreement or have any effect on its interpretation or construction.

10.11
Entire Agreement; Amendment. This Agreement (along with the attachments) contains the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede and replace any and all previous or contemporaneous arrangements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof and thereof, excluding the Mutual Nondisclosure Agreement entered into by Genevant and Gritstone on April 19, 2018 and subsequently amended on May 3, 2019, which shall survive with respect to any Confidential Information disclosed thereunder prior to the Effective Date. This Agreement (including the attachments hereto) may be amended only by a writing signed by each of the Parties. For clarity, the Option and License and Development Agreement between the Parties dated October 20, 2020 shall continue in full force and effect, unaffected by this Agreement.

10.12
Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

10.13
No Third Party Beneficiaries. No Third Party, including any employee of either Party, shall have or acquire any rights by reason of this Agreement.

10.14
Further Assurances. Each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions. Without limiting the foregoing, Gritstone may seek to prepare a notification or application, as applicable, to the Swiss Federal Institute of Intellectual Property (or other relevant patent office in any country of the Territory) describing the rights and licenses granted by Genevant to Gritstone under this Agreement and to file such notification or application (but not a copy of this Agreement itself) to register this Agreement with the Swiss Federal Institute of Intellectual Property (or other relevant patent office in any country of the Territory). In such event, (a) Genevant shall cooperate in reasonable respects with Gritstone in connection with Gritstone’s preparation of such notification or application, (b) Gritstone shall file notification or application only in a form mutually agreed with Genevant, and

(c) Gritstone shall promptly provide to Genevant a copy of the filing receipt or other written confirmation of such filing.

10.15
Performance by Affiliates. Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder, and Affiliates of a Party are expressly granted certain rights herein; provided that each such Affiliate of a Party shall be bound by the obligations of such Party and such Party shall remain liable hereunder for the prompt payment or performance of its obligations hereunder, as applicable.

10.16
Counterparts. This Agreement may be executed in any number of counterparts in original or by facsimile or PDF copy, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, authorized representatives of Gritstone and Genevant have executed and delivered this Agreement effective as of the Effective Date.

GRITSTONE ONCOLOGY, INC.

By: /s/ Andrew R. Allen

Name: Andrew R. Allen

Title: President & CEO

GENEVANT SCIENCES GMBH

By:

Name:

Title:

IN WITNESS WHEREOF, authorized representatives of Gritstone and Genevant have executed and delivered this Agreement effective as of the Effective Date.

GRITSTONE ONCOLOGY, INC.

By: Name:

Title:

GENEVANT SCIENCES GMBH

By: /s/ Dr. Markus Rohrwild

Name: Dr. Markus Rohrwild

Title: Managing Director

Exhibit A

[***]

A-1

Exhibit B

[***]

B-1

Exhibit C

[***]

C-54

Exhibit D Genevant Patents

[***]

D-1

[[[[[***]

January 5, 2021

CONFIDENTIAL